APRIL 30, 2000 (UNAUDITED)

Chase Vista Fixed
Income Funds

SEMI-ANNUAL REPORT


U.S TREASURY
INCOME FUND

U.S GOVERNMENT
SECURITIES FUND

BOND FUND


SHORT-TERM
BOND FUND

STRATEGIC
INCOME FUND


[CHASE
THE RIGHT RELATIONSHIP IS EVERYTHING.[RegTM]LOGO]

                                                                    SAFI-3-600

--------------------------------------------------------------------------------
Contents
--------------------------------------------------------------------------------
Chairman's Letter                                                              1
--------------------------------------------------------------------------------
Chase Vista U.S. Treasury Income Fund                                          2
 Fund Commentary
--------------------------------------------------------------------------------
Chase Vista U.S. Government Securities Fund                                    5
 Fund Commentary
--------------------------------------------------------------------------------
Chase Vista Bond Fund
 Fund Commentary                                                               8
--------------------------------------------------------------------------------
Chase Vista Short-Term Bond Fund
 Fund Commentary                                                              12
--------------------------------------------------------------------------------
Chase Vista Strategic Income Fund
Fund Commentary                                                               15
--------------------------------------------------------------------------------
Portfolios of Investments                                                     18
--------------------------------------------------------------------------------
Financial Statements                                                          33
--------------------------------------------------------------------------------
Notes to Financial Statements                                                 42
--------------------------------------------------------------------------------
Financial Highlights                                                          49
--------------------------------------------------------------------------------

Highlights

- The U.S. economy grew strongly during the reporting period, showing annual growth rates of 7.3% in the fourth quarter of 1999 and 5.4% in the first quarter of 2000.
- The U.S. Treasury yield curve inverted as the Treasury Department announced and began to implement a program of buying back longer-dated maturities.
- Corporate bonds performed poorly in the latter half of the period as the market digested the Treasury buy-back program and reacted to volatility in stocks.


------------------------------|------------------------------------------------
             NOT FDIC INSURED |  May lose value / No bank guarantee
------------------------------|------------------------------------------------
       Chase Vista Funds are distributed by Vista Fund Distributors, Inc.

--------------------------------------------------------------------------------
       CHASE VISTA FIXED INCOME FUNDS
--------------------------------------------------------------------------------

Chairman's Letter
                                                            June 5, 2000
Dear Shareholder:

We are pleased to present this semi-annual report for the Chase Vista Fixed Income Funds for the six months ended April 30, 2000.

Economic and Technical Crosscurrents Create Challenging Environment
U.S. fixed income markets dealt with a variety of issues during the reporting period, as sizzling growth continued in the United States amid a worldwide pickup in economic activity. The period began under fairly normal circumstances as the markets reacted to reports of increasing inflation and a tight Federal Reserve Board monetary policy by pushing interest rates higher. Additionally, after a period of underperformance, the non-Treasury "spread" sectors began improving, as is normal in a rising-rate environment.

The market continued to function as expected into the new year, with the yield on the benchmark 30-year Treasury bond rising to 6.75% on January 20th as the Fed continued to follow its tightening script to the letter. Few market participants would have expected that the yield on long-term Treasuries would subsequently fall by almost 1 percent in the coming months and that the yield curve would dramatically invert, meaning that interest rates on long-term Treasuries were lower than those on shorter-term issues. But that's just what happened as the market digested the full impact of the Treasury's program to buy back longer-dated securities in light of the Federal budget surplus.

The dislocation created by the inverted yield curve wreaked havoc on the corporate bond market as investors had difficulty pricing corporate debt. Falling stock prices late in the period also hurt corporate bond prices.

As if the Treasury buy-back program wasn't enough for the bond market to handle, another shock came when comments by Treasury Undersecretary Gensler led investors to question the backing of certain government agency securities on which the government's guarantee is not explicit, as it is on Treasuries and GNMAs. Of course, this gave the market one more reason to buy Treasuries, which are widely considered to be the world's safest securities.

Fundamentals Re-Emerge
As the period came to a close, it appeared that the unexpected technical factors that had been driving the markets were giving way to the economic fundamentals of a fast-growing economy, rising employment costs, vigorous personal consumption and an aggressive Fed. This allowed mortgage-backed and other agency securities to begin to perform better, as did the lowering of anxiety with regard to the government's backing of agency debt.

Despite all of the challenges, your Fund continued to provide you with competitive current income and to act as a positive diversification tool as the equity markets gyrated sharply in March and April. All of us at Chase Vista thank you for your business and look forward to serving your investment needs for many years to come.

Sincerely yours,

/s/ Fergus Reid
---------------
Fergus Reid
Chairman

--------------------------------------------------------------------------------
       CHASE VISTA U.S. TREASURY INCOME FUND
       As of April 30, 2000 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase Vista US Treasury Income Fund, which seeks to provide income through a portfolio of high-quality US Treasury bonds, had a total return of 2.35% (Class A shares, without sales charge) for the six months ended April 30, 2000. This compares to a return of 2.58% for its Lehman Treasury Bond Index benchmark.


How the Fund Was Managed
Early in the reporting period, the Fund turned in strong relative performance as the management team allowed the Fund's duration (and hence its sensitivity to changes in interest rates) to further shorten below that of its peer group before making a strategic reduction in December. Additionally, with regard to the yield curve, the Fund's emphasis on 20-year Treasuries and avoidance of 30-year issues was positive for performance as the yield curve flattened slightly.

In the January through April, 2000 period, however, technical factors-- especially the US Treasury's program to buyback longer-dated securities-- overwhelmed fundamentals and caused fairly severe dislocation in the fixed income markets, offsetting some of the Fund's earlier strides.

The Fund benefited, however, from its longer-than-benchmark duration as yields fell in response to the Treasury's program to buy back longer-dated securities. While the Fund did hold some mortgages, this exposure was exclusively in GNMAs, which outperformed conventional mortgage-backed issues dramatically over concerns about the latter's government guarantee. Additionally, the Fund's barbell strategy worked exceptionally well as the middle of the curve underperformed and the Fund's exposure to the short end was well hedged. In April, the Fund moved to a more neutral strategy, and this proved positive as spreads stabilized and recovered somewhat.

Where the Fund May Be Headed
In the wake of the Fed's widely expected 50 basis point tightening on May 16, it is the management team's view that additional moves to a less accommodative stance are likely until the potential inflationary forces currently building show signs of moderation. Interest rates, therefore, will likely climb further in this market environment of pervasive uneasiness. However, because of the continued specter of Treasury buy backs, we remain more concerned about the short end of the Treasury curve and therefore expect to continue a barbell curve strategy that's underweight in 2- to 3- year maturities and overweight in the 10- to 30-year area.

CHASE VISTA U.S. TREASURY INCOME FUND
As of April 30, 2000 (Unaudited)

Percentage of Total Portfolio Investments

[BEGIN PIE CHART]

U.S. Treasury Securities                       76.5%
Residential Mortgage Backed Securities         21.9%
Cash Equivalents & Short-Term Paper              1.6%

[END PIE CHART]

Average Annual Total Returns+


                           1 Year      5 Years       10 Years
-------------------------------------------------------------
 Class A Shares
  Without Sales Charge      1.69%       5.78%         7.18%
  With Sales Charge*       -2.87%       4.82%         6.69%
-------------------------------------------------------------
Class B Shares
  Without CDSC              0.59%       4.91%         6.64%
  With CDSC**              -4.17%       4.58%         6.64%
-------------------------------------------------------------

Source: Lipper Analytical Services, Inc. Past performance is not indicative of future results. Investment return and principal value will fluctuate with market conditions. When shares are redeemed, they may be worth more or less than their original cost.

The Fund is currently waiving certain fees. This voluntary waiver may be modified or terminated at any time, which would reduce performance.

* Sales charge for Class A Shares is 4.50%.

** Assumes 5% CDSC (contingent deferred sales charge) for the one year period, a 2% CDSC for the five year period and 0% CDSC for the ten year period.

+ The Fund commenced operations on 9/8/87. Class B Shares were introduced on 11/4/93. Investors should note that the information presented for Class B Shares prior to their introduction is based on historical expenses of the predecessor Class A Shares, which are lower than the actual expenses of the Class B Shares.

--------------------------------------------------------------------------------
CHASE VISTA U.S. TREASURY INCOME FUND
As of April 30, 2000 (Unaudited)
--------------------------------------------------------------------------------

10-Year Performance (4/30/90 to 4/30/00)

[BEGIN PLOT POINTS]

        Chase Vista     Lehman        Lipper General
        U.S. Treasury   Treasury      U.S. Government Funds
        Income Fund     Bond Index    Average
4/30/90   10000         10000         10000
1991      10976.6       11457.2       11399.4
1992      12027.2       12641.9       12505.8
1993      13627.8       14453.7       14110.6
1994      13703.4       14610.6       14114.3
1995      14431         15559.3       14857.3
1996      15441.2       16860.7       15923.2
1997      16249.2       17935.2       16830.9
1998      17796.5       19924.4       18559.7
1999      18794.5       21222.9       19497.8
4/30/00   19109         21696         19523

[END PLOT POINTS]

Source: Lipper Analytical Services, Inc. Past performance is not indicative of the future results. Investment return and principal value will fluctuate with market conditions. When shares are redeemed, they may be worth more or less than their original cost.

This chart illustrates comparative performance for $10,000 invested in Class A shares of Chase Vista U.S. Treasury Income Fund, the Lipper General U.S. Government Funds Average and the Lehman Treasury Bond Index from April 30, 1990 to April 30, 2000. The performance of the Fund assumes the reinvestment of all dividends and capital gains and includes a 4.50% sales charge. The performance of the average and the index do not include a sales charge and have been adjusted to reflect reinvestment of all dividends and capital gains on the securities included in the benchmark.

The Fund is currently waiving certain fees. This voluntary waiver may be modified or terminated at any time, which would reduce performance.

The Lipper General U.S. Government Funds Average represents the average performance of a universe of actively managed U.S. government income funds. Lipper is an independent mutual fund performance monitor whose results are based on total return and do not reflect a sales charge.

The Lehman Treasury Bond Index is a replica (or model) of the U.S. government treasury securities market. This index is unmanaged and reflects the reinvestment of dividends. An individual cannot invest directly in the index.

--------------------------------------------------------------------------------
       CHASE VISTA U.S. GOVERNMENT SECURITIES FUND
       As of April 30, 2000 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase Vista US Government Securities Fund, which seeks income by investing in securities backed by the US government and respective agencies, had a total return of 2.02% (Class A shares, without sales charge) for the six months ended April 30, 2000. This compares to a return of 2.25% for its industry benchmark, the Lehman Government Bond Index.

How the Fund Was Managed
Early in the reporting period, the Fund turned in strong relative performance as a result of several factors. First, in a rising rate environment, the management team allowed the Fund's duration (and hence its sensitivity to changes in interest rates) to further shorten below that of its peer group before making a strategic reduction in December. Next, the Fund's exposure to mortgage-backed securities was increased to 50% and these holdings outperformed significantly in late 1999 as new mortgage issuance fell. Finally, the Fund ended 1999 with an emphasis on 20-year maturities in the Treasury sector, which was positive as this part of the yield curve outperformed 30-year issues.

In the January through April, 2000 period, however, technical factors-- especially the US Treasury's program to buyback longer-dated securities-- overwhelmed fundamentals and caused fairly severe dislocation in the fixed income markets, dampening some of the Fund's earlier gains.

However, the Fund benefited during early 2000 from its longer-than-benchmark duration as yields on longer-dated securities fell in response to the Treasury buy-back program. Although the Fund was underexposed to Treasury securities in the latter part of the reporting period, this was offset by the fact that the Treasuries the Fund did own were primarily in the long end of the yield curve, which outperformed dramatically. The Fund was overweight mortgages and, while mortgages underperformed Treasuries, the Fund again benefited from the fact that its mortgage exposure was concentrated in the strongest part of the curve. Towards the end of the reporting period, the management team took advantage of widening yield spreads between Treasuries and other sectors to increase the Fund's yield profile by adding to non-GNMA government agency positions, and this proved positive in April as spreads stabilized and recovered somewhat.

Where the Fund May Be Headed
In the wake of the Fed's widely expected 50 basis point tightening on May 16, it is the management team's view that additional moves to a less accommodative stance are likely until the potential inflationary forces currently building show signs of moderation. Interest rates, therefore, will likely climb further in this market environment of pervasive uneasiness. However, because of the continued specter of Treasury buy backs, we remain more concerned about the short end of the Treasury curve and therefore expect to continue a barbell curve strategy that's underweight in 2- to 3-year maturities and overweight in the 10- to 30-year area.

CHASE VISTA U.S. GOVERNMENT SECURITIES FUND
As of April 30, 2000 (Unaudited)

Percentage of Total Portfolio Investments

[BEGIN PIE CHART]


Residential Mortgage Backed Securities    58.3%
U.S. Treasury Securities                  27.8%
U.S. Government Agency Securities          7.6%
Cash Equivalents & Short-Term Paper        6.3%

[END PIE CHART]

Average Annual Total Returns+

                                                           Since
                                                       Inception
                           1 Year       5 Years        (2/19/93)
------------------------------------------------------------------
 Class A Shares
  Without Sales Charge      1.00%       5.78%              5.04%
  With Sales Charge*       -3.52%       4.81%              4.38%
------------------------------------------------------------------
Class I Shares              1.21%       5.95%              5.16%
------------------------------------------------------------------

Source: Lipper Analytical Services, Inc. Past performance is not indicative of future results. Investment return and principal value will fluctuate with market conditions. When shares are redeemed, they may be worth more or less than their original cost.
The Fund is currently waiving certain fees. The voluntary waiver may be modified or terminated at any time, which would reduce performance.

* Sales charge on Class A Shares is 4.50%.

+ The Fund commenced operations on 2/19/93. Class A Shares were introduced on 5/6/96. Investors should note that the information presented for Class A Shares prior to their introduction is based on historical expenses of the predecessor Class I Shares, which are lower than the actual expenses of the Class A Shares.

CHASE VISTA U.S. GOVERNMENT SECURITIES FUND
As of April 30, 2000 (Unaudited)

Life of Fund Performance (2/19/93 to 4/30/00)

[BEGIN PLOT POINTS]

         Lipper General     Lehman        Chase Vista
         U.S. Government    Government    U.S. Government Securities
         Funds Average      Bond Index    Funds Average
2/19/93       10000         10000         10000
 1993         10173.9       10312.5       10270.8
 1994         10242.6       10425.5       10311.8
 1995         10756.9       11104.6       10854.6
 1996         11545.8       12029.9       11633.4
 1997         12257.6       12809.3       12296.5
 1998         13384.7       14224.5       13559.6
 1999         14184.3       15140         14245
4/30/00       14361         15660         14263

[END PLOT POINTS]

Source: Lipper Analytical Services, Inc. Past performance is not indicative of the future results. Investment return and principal value will fluctuate with market conditions. When shares are redeemed, they may be worth more or less than their original cost.

This chart illustrates comparative performance for $10,000 invested in Class I Shares of Chase Vista U.S. Government Securities Fund, the Lipper General U.S. Government Funds Average, and the Lehman Government Bond Index from February 19, 1993 to April 30, 2000. The performance of the Fund assumes the reinvestment of all dividends and capital gains and does not include a sales charge. The performance of the average and the index do not include a sales charge and have been adjusted to reflect reinvestment of all dividends and capital gains on the securities included in the benchmark.

Class I shares have a $1,000,000 minimum initial deposit and carry no sales charge.

The Fund is currently waiving certain fees. This voluntary waiver may be modified or terminated at any time, which would reduce performance.

The Lipper General U.S. Government Funds Average represents the average performance of a universe of actively managed U.S. government income funds. Lipper is an independent mutual fund performance monitor whose results are based on total return and do not reflect a sales charge.

The Lehman Government Bond Index is composed of the Treasury Bond Index and the Agency Bond Index and includes U.S. Treasury and agency bond issues. The index is unmanaged and reflects the reinvestment of dividends. An individual cannot invest directly in an index.

--------------------------------------------------------------------------------
       CHASE VISTA BOND FUND
       As of April 30, 2000 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase Vista Bond Fund, which seeks to provide a high level of current income through a portfolio of investment-grade Treasury, corporate, mortgage-backed and asset-backed securities, had a total return of .40% (Class A shares, without sales charge) for the six months ended April 30, 2000. This compares to a return of 1.42% for its Lehman Aggregate Bond Index.

How the Fund Was Managed
Early in the reporting period, the Fund turned in strong relative performance as a result of several factors. First, in a rising rate environment, the management team allowed the Fund's duration (and hence its sensitivity to changes in interest rates) to further shorten below that of its peer group before making a strategic reduction in December. Next, the Fund's exposure to corporate bonds was increased when it became clear that new supply would not be as heavy as expected. Within the corporate sector, the Fund also benefited by holding several issues which received credit upgrades. Finally, the Fund ended 1999 with an emphasis on 20-year maturities in the Treasury sector, which was positive as this part of the yield curve outperformed 30-year issues.

In the January through April, 2000 period, technical factors--especially the U.S. Treasury's program to buy back longer-dated securities--overwhelmed fundamentals and caused fairly severe dislocation in the fixed income markets. Elsewhere, the credit performance of one of our corporate bond holdings, Conseco, also dampened returns. We are keeping a close eye on the company's developments with regard to analysts and agency ratings. In the meantime, we continue our conservative assumptions about Conseco, and will sell only if its financial condition or liquidity situation deteriorates.

Despite the management team's efforts to extend the Fund's duration as the yield curve inverted and longer-term Treasuries outperformed dramatically, the Fund had a short-to-neutral duration for most of the January through April period, and this was detrimental to overall performance. However, the Fund's yield curve strategy was a positive performance factor as the management team had hedged its exposure to the short end where rates rose. On a sector level, the management team took advantage of widening yield spreads between Treasuries and other sectors to increase the Fund's yield, especially by adding to corporate and agency positions. This exposure to non-Treasury spread sectors proved positive in April as spreads stabilized and recovered somewhat, although corporate securities continued to lag.

CHASE VISTA BOND FUND
As of April 30, 2000 (Unaudited)

Where the Fund May Be Headed
In the wake of the Fed's widely expected 50 basis point tightening on May 16, it is the management team's view that additional moves to a less accommodative stance are likely until the potential inflationary forces currently building show signs of moderation. Interest rates, therefore, will likely climb further in this market environment of pervasive uneasiness. However, because of the continued specter of Treasury buy backs, we remain more concerned about the short end of the Treasury curve and therefore expect to continue a barbell curve strategy that's underweight in 2- to 3-year maturities and overweight in the 10- to 30-year area. While corporates have sharply underperformed year to date, the management team notes that supply has been rather light and, therefore, believes that when the corporate sector rebounds, it will be in rather dramatic fashion.

CHASE VISTA BOND FUND
As of April 30, 2000 (Unaudited)

Percentage of Total Portfolio Investments

[BEGIN PIE CHART]

Residental Mortgage Backed Securities          36.0%
Corporate Notes & Bonds                        31.3%
U.S. Treasury Securities                       16.8%
U.S. Government Agency Securities               7.2%
Asset Backed Securities                         5.0%
Foreign Government Securities                   1.4%
Commercial Mortgage Backed Securities           1.2%
Cash Equivalents & Short-Term Paper             1.1%

[END PIE CHART]

Average Annual Total Returns+

                                                            Since
                                                        Inception
                           1 Year        5 Years       (11/30/90)
------------------------------------------------------------------
 Class A Shares
  Without Sales Charge     -0.14%        6.05%              7.05%
  With Sales Charge*       -4.66%        5.08%              6.53%
------------------------------------------------------------------
Class B Shares
  Without CDSC             -0.97%        5.54%              6.77%
  With CDSC**              -5.67%        5.22%              6.77%
------------------------------------------------------------------
Class I Shares             0.11%        6.37%              7.22%
------------------------------------------------------------------

Source: Lipper Analytical Services, Inc. Past performance is not indicative of future results. Investment return and principal value will fluctuate with market conditions. When shares are redeemed, they may be worth more or less than their original cost.

The Fund is currently waiving certain fees. This voluntary waiver may be modified or terminated at any time, which would reduce performance.

* Sales charge on Class A Shares is 4.50%.

** Assumes 5% CDSC (contingent deferred sales charge) for the one year period, a 2% CDSC for the five year period and 0% CDSC for the period since inception.

+ The Fund commenced operations on 11/30/90. Class A and B Shares were introduced on 5/6/96. Investors should note that the information presented for Class A and B Shares prior to their introduction is based on historical expenses of the predecessor Class I Shares, which are lower than the actual expenses of the Class A and B Shares.

CHASE VISTA BOND FUND
As of April 30, 2000 (Unaudited)

Life of Fund Performance (11/30/90 to 4/30/00)

[BEGIN PLOT POINTS]

                               Lehman        Lipper Corporate
             Chase Vista       Aggregate     Debt A-Rated
             Bond Fund         Bond Index    Funds Average
11/90        10000             10000         10000
4/91         10466.3           10553.6       10575.6
1992         11545.5           11714.6       11742.6
1993         13132.1           13269.4       13443
1994         13279.7           13424         13556.2
1995         14152             14808.1       14363.6
1996         15327.3           15652.1       15493.2
1997         16396.4           16760.9       16490.5
1998         18258.3           18588.9       18226.5
1999         19250.5           19753.8       19093.5
4/30/00      19274             20000         18973

[END PLOT POINTS]

Source: Lipper Analytical Services, Inc. Past performance is not indicative of the future results. Investment return and principal value will fluctuate with market conditions. When shares are redeemed, they may be worth more or less than their original cost.

This chart illustrates comparative performance for $10,000 invested in Class I Shares of Chase Vista Bond Fund, the Lipper Corporate Debt A-Rated Funds Average and the Lehman Aggregate Bond Index from November 30, 1990 to April 30, 2000. The performance of the Fund assumes the reinvestment of all dividends and capital gains and does not include a sales charge. The performance of the averages and the index do not include a sales charge and have been adjusted to reflect reinvestment of all dividends and capital gains on the securities included in the benchmark.

Class I shares have a $1,000,000 minimum initial deposit and carry no sales charge.

The Fund is currently waiving certain fees. This voluntary waiver may be modified or terminated at any time, which would reduce performance.

The Lipper Corporate Debt A-Rated Funds Average represents the average performance of a universe of actively managed corporate debt A-rated or better funds. Lipper is an independent mutual fund performance monitor whose results are based on total return and do not reflect a sales charge.

The Lehman Aggregate Bond Index is composed of the Lehman Government/ Corporate Index and the Mortgage-Backed Securities Index and includes U.S. treasury issues, agency issues, corporate bond issues and mortgage-backed securities. The index is unmanaged and reflects reinvestment of dividends. An individual cannot invest in the index.

--------------------------------------------------------------------------------
       CHASE VISTA SHORT-TERM BOND FUND
       As of April 30, 2000 (Unaudited)
--------------------------------------------------------------------------------
How the Fund Performed

Chase Vista Short-Term Bond Fund, which seeks current income by investing in a portfolio of short-term investment grade fixed income securities, had a total return of 1.05% (Class A shares, without sales charges) for the six months ended April 30, 2000. This compares to a return of 1.80% for its industry benchmark, the Lehman 1-3 Year Government Bond Index.


How the Fund Was Managed
Early in the reporting period, the management team took several steps to improve the Fund's yield and total return profile over a one-year interval. First, given relatively narrow quality spreads, it sold off a portion of the Fund's lower-rated investment grade corporate securities and swapped into higher-rated investment grade corporates. Second, it sold off lower-yielding agency securities and swapped into higher-yielding, higher-quality corporates. Finally, it sold off asset-backed securities and swapped into corporate securities with better total return potential. The management team cut duration by the end of 1999 to one-half year under its benchmark to defend against rising interest rates.

Among individual securities, the poor credit performance of Conseco, one of our holdings, in April was a major factor in the Fund's underperformance of its benchmark. We continue to hold Conseco in the portfolio, as we monitor developments from the company with analysts and rating agencies. Meanwhile, our position there will not be sold unless the company shows signs of serious fundamental deterioration. In the January through April, 2000 period, technical factors--especially the US Treasury's program to buy back longer-dated securities--overwhelmed fundamentals and caused fairly severe dislocation in the fixed income markets. This had a negative impact on corporate and agency securities relative to Treasuries and, therefore, caused the Fund to underperform. However, the management team took advantage of these widened yield spreads that were at several-year highs to add to its agency security positions. As spreads on agencies narrowed in April, the Fund's performance improved.

Where the Fund May Be Headed
In the wake of the Fed's widely expected 50 basis point tightening on May 16, it is the management team's view that additional moves to a less accommodative stance are likely until the potential inflationary forces currently building show signs of moderation. Interest rates, therefore, will likely climb further in this market environment of pervasive uneasiness. While corporates have sharply underperformed year to date, the management team notes that supply has been rather light and, therefore, believes that when the corporate sector rebounds, it will be in rather dramatic fashion.

CHASE VISTA SHORT-TERM BOND FUND
As of April 30, 2000 (Unaudited)

Percentage of Total Portfolio Investments

[BEGIN PIE CHART]

Corporate Notes & Bonds                        50.7%
U.S. Government Agency Securities              13.4%
Cash Equivalents & Short-Term Paper            13.3%
Asset Backed Securities                         9.6%
U.S. Treasury Securities                        9.4%
Collateralized Mortgage Obligations             2.0%
Commercial Mortgage Backed Securities           1.6%

[END PIE CHART]

Average Annual Total Returns+

                                                           Since
                                                       Inception
                           1 Year       5 Years       (11/30/90)
------------------------------------------------------------------
 Class A Shares
  Without Sales Charge     2.30%        4.96%              5.25%
  With Sales Charge*       0.80%        4.65%              5.08%
------------------------------------------------------------------
 Class I Shares            2.73%        5.28%              5.42%
------------------------------------------------------------------
 Class M Shares
  Without Sales Charge     2.18%        4.94%              5.24%
  With Sales Charge**      0.68%        4.62%              5.07%
------------------------------------------------------------------

Source: Lipper Analytical Services, Inc. Past performance is not indicative of future results. Investment return and principal value will fluctuate with market conditions. When shares are redeemed, they may be worth more or less than their original cost.

The Fund is currently waiving certain fees. This voluntary waiver may be modified or terminated at any time, which would reduce performance.
* Sales charge on Class A shares is 1.50%.
** Sales charge on Class M shares is 1.50%.

+ The Fund commenced operations on 11/30/90. Class A Shares and Class M Shares were introduced on 5/6/96 and 7/1/99, respectively. Investors should note that the information presented for Class A Shares prior to their introduction is based on historical expenses of the predecessor Class I Shares, which are lower than the actual expenses of the A Shares. The information presented for Class M Shares prior to their introduction is based on historical expenses of the predecessor Class A Shares, which are lower than the actual expenses of the M Shares.

CHASE VISTA SHORT-TERM BOND FUND
As of April 30, 2000 (Unaudited)

Life of Fund Performance (11/30/90 to 4/30/00)

[BEGIN PLOT POINTS]

         Chase Vista    Lehman 1-3      Lipper Short-Term
         Short-Term     Year Government Investment Grade Debt
         Bond Fund      Bond Index      Funds Average
11/90    10000          10000           10000
4/91     10345.6        10447.7         10458.1
1992     11115.9        11418.2         11374.3
1993     11798.4        12340           12225.3
1994     12064.9        12541.8         12480.3
1995     12714.5        13256.8         13056.1
1996     13522.2        14162.8         13892.5
1997     14335.2        15028.8         14694.1
1998     15251.6        16101.4         15650.9
1999     16009.3        17053.3         16433.8
4/30/00  16433          17663           16905

[END PLOT POINTS]

Source: Lipper Analytical Services, Inc. Past performance is not indicative of the future results. Investment return and principal value will fluctuate with market conditions. When shares are redeemed, they may be worth more or less than their original cost.This chart illustrates comparative performance for $10,000 invested in Class I Shares of Chase Vista Short-Term Bond Fund, the Lipper Short Term Investment Grade Debt Funds Average and the Lehman 1-3 year Government Bond Index from November 30, 1990 to April 30, 2000. The performance of the Fund assumes reinvestment of all dividends and capital gains and does not include a sales charge. The performance of the average and the index do not include a sales charge and have been adjusted to reflect the reinvestment of all dividends and capital gains on the securities included in the benchmark.

Class I Shares have a $1,000,000 minimum initial deposit and carry no sales charge.

The Fund is currently waiving certain fees. This voluntary waiver may be modified or terminated at any time, which would reduce performance.

The Lipper Short-Term Investment Grade Debt Funds Average represents the average performance of a universe of actively managed short-term investment grade debt funds. Lipper is an independent mutual fund performance monitor whose results are based on total return and do not reflect a sales charge.

The Lehman 1-3 Year Government Bond Index is composed of bonds covered by the Government Bond Index with maturities of one to three years. The index is unmanaged and reflects the reinvestment of dividends. An individual cannot invest directly in the index.

--------------------------------------------------------------------------------
       CHASE VISTA STRATEGIC INCOME FUND
       As of April 30, 2000 (Unaudited)
--------------------------------------------------------------------------------

How the Fund Performed

Chase Vista Strategic Income Fund had a total return 2.22% (Class A shares, without sales charges) for the six month period ended April 30, 2000. This compares to a return of 1.42% for its industry benchmark, the Lehman Aggregate Bond Index.

How the Fund Was Managed
The last two months of 1999 were dominated by several trends, including modestly negative performance from US investment grade bonds, recovery in US high yield bonds and blistering performance by emerging market bonds. As such, the Fund's performance was held back by a modestly overweight position in US investment grade bonds, but this was more than counterbalanced by its position in emerging market bonds.

Early in 2000, the Fund benefited from its substantial overweight position in emerging market bonds as yield spreads tightened by 3% in the first calendar quarter of the year. However, the Fund's slightly overweight position in US high yield bonds and preference for US investment grade over foreign investment grade bonds did not help performance as the US Treasury's buyback program caused distortions throughout US fixed income markets.

The management team continued to increase the Fund's weightings in emerging markets as improving economic fundamentals and better market conditions globally drove money back into riskier investments. The team also increased the proportion of the portfolio devoted to higher beta countries such as Brazil and Venezuela while maintaining core emerging market positions in higher quality BB and BBB credits such as Mexico and Korea.

Where the Fund May Be Headed
Although April was a difficult month for emerging market debt, the management team intends to remain patient while looking to become more constructive. Its view is that the consolidation process we saw in April may, at best, last a bit longer as US market pressures and Fed worries continue, and that it may well force spreads wider as US markets struggle to find their appropriate level.

CHASE VISTA STRATEGIC INCOME FUND
As of April 30, 2000 (Unaudited)

Percentage of Total Portfolio Investments

[BEGIN PIE CHART]

Corporate Notes & Bonds                        40.3%
Foreign Government Securities                  18.6%
Cash Equivalents & Short-Term Paper            16.8%
Residential Mortgage Backed Securities         12.4%
U.S. Treasury Securities                        7.3%
U.S. Government Agency Securities               4.0%
Asset-Backed Securities                         0.4%
Common Stocks                                   0.2%

[END PIE CHART]

Average Annual Total Returns+

                                              Since
                                          Inception
                            1 Year       (11/30/98)
---------------------------------------------------
 Class A Shares
  Without Sales Charge       3.07%            3.87%
  With Sales Charge*        -1.59%            0.55%
---------------------------------------------------
 Class B Shares
  Without CDSC               2.91%            3.69%
  With CDSC**-1.83%         -1.83%            1.06%
---------------------------------------------------
 Class C Shares
  Without CDSC               2.90%            3.68%
  With CDSC***               1.95%            3.68%
---------------------------------------------------
 Class I Shares              3.08%            3.91%
---------------------------------------------------
 Class M Shares
  Without Sales Charge       2.81%            3.62%
  With Sales Charge****     -0.30%            1.41%
---------------------------------------------------

Source: Lipper Analytical Services, Inc. Past performance is not indicative of future results. Investment return and principal value will fluctuate with market conditions. When shares are redeemed, they may be worth more or less than their original cost.

The Fund is currently waiving certain fees. This voluntary waiver may be modified or terminated at any time, which would reduce performance.

* Sales charge on Class A Shares is 4.50%.

** Assumes 5% CDSC (contingent deferred sales charge) for the one year period and 4% CDSC for the period since inception.

*** Assumes 1% CDSC for the one-year period and 0% CDSC for the period since inception.

**** Sales charge on Class M is 3.0%.

+ The Fund commenced operations on 11/30/98. Class A, B, C and I Shares were introduced on 11/30/98. Class M Shares were introduced on 10/28/99. The Fund is currently waiving certain fees. This voluntary waiver may be modified or terminated at any time, which would reduce performance. The information presented for Class M Shares prior to their introduction is based on historical expenses of the predecessor Class B Shares, which are different from the actual expenses of the M Shares.

CHASE VISTA STRATEGIC INCOME FUND
As of April 30, 2000 (Unaudited)

Life of Fund Performance (11/30/98 to 4/30/00)

[BEGIN PIE CHART]

         Chase Vista       Lehman         Lipper Multi-Sector
         Strategic         Aggregate      Income Funds
         Income Fund       Bond Index     Average
   11/98    9550           10000          10000
    4/99    9776.43        10011          10274.1
 4/30/00    10077          10135          10171

[END PIE CHART]

Source: Lipper Analytical Services, Inc. Past performance is not indicative of the future results. Investment return and principal value will fluctuate with market conditions. When shares are redeemed, they may be worth more or less than their original cost.

This chart illustrates comparative performance for $10,000 invested in Class A Shares of Chase Vista Strategic Income Fund, the Lipper Multi-Sector Income Funds Average and the Lehman Aggregate Bond Index from November 30, 1998 to April 30, 2000. The performance of the Fund assumes the reinvestment of all dividends and capital gains and does not include a sales charge. The performance of the averages and the index do not include a sales charge and have been adjusted to reflect the reinvestment of all dividends and capital gains on the securities included in the benchmark.

Class I Shares have a $1,000,000 minimum initial deposit and carry no sales charge.

The Fund is currently waiving certain fees. This voluntary waiver may be modified or terminated at any time, which would reduce performance.

The Lipper Multi-Sector Income Funds Average represents the average performance of a universe of actively managed multi-sector income funds. Lipper is an independent mutual fund performance monitor whose results are based on total return and do not reflect a sales charge.

The Lehman Aggregate Bond Index is composed of the Lehman Government/ Corporate Index and the Mortgage-Backed Securities Index and includes U.S. treasury Issues, agency issues, corporate bond issues and mortgage-backed securities. The index is unmanaged and reflects reinvestment of dividends. An individual cannot invest in the index.

--------------------------------------------------------------------------------
       CHASE VISTA U.S. TREASURY INCOME FUND
       Portfolio of Investments
--------------------------------------------------------------------------------

       As of April 30, 2000 (unaudited)
       (Amounts in Thousands)


 Principal
   Amount       Issuer                                                Value
--------------------------------------------------------------------------------
    Long-Term Investments -- 96.0%
--------------------------------------------------------------------------------
                U.S. Treasury Securities -- 74.6%
                ---------------------------------
                U.S. Treasury Notes & Bonds,
 $     1,000     5.25%, 02/15/29                                     $   878
       4,200     5.63%, 05/15/08                                       3,989
       2,000     6.25%, 02/28/02                                       1,984
       7,600     6.25%, 02/15/03                                       7,523
       6,500     6.38%, 08/15/27                                       6,637
      10,000     7.50%, 02/15/05                                      10,368
       9,650     7.88%, 08/15/01 @                                     9,790
       8,700     8.50%, 02/15/20                                      10,845
       3,000     11.75%, 02/15/01                                      3,124
                ----------------------------------------------------------------
                Total U.S. Treasury Securities                        55,138
                (Cost $57,808)
                ----------------------------------------------------------------
                Residential Mortgage Backed Securities -- 21.4%
                -----------------------------------------------
                Mortgage Backed Pass-Through Securities -- 21.4%
                Government National Mortgage Association,
       4,772     Pool 478716, 8.00%, 09/15/29                          4,781
       4,967     Pool 487526, 6.50%, 06/15/29                          4,652
       6,457     Pool 500265, 7.50%, 11/15/29                          6,349
                ----------------------------------------------------------------
                Total Residential Mortgage Backed Securities          15,782
                (Cost $16,108)
--------------------------------------------------------------------------------
                Total Long-Term Investments                           70,920
                (Cost $73,916)
--------------------------------------------------------------------------------
Short-Term Investment -- 1.6%
--------------------------------------------------------------------------------
                U.S. Government Agency Security -- 1.6%
                ---------------------------------------
       1,169    Federal Home Loan Bank, DN, 5.87%, 05/01/00            1,169
                (Cost $1,169)
--------------------------------------------------------------------------------
                Total Investments -- 97.6%                           $72,089
                (Cost $75,085)
--------------------------------------------------------------------------------


                                                         Original     Notional        Unrealized
                                                         Notional     Value at       Appreciation/
 Number of                                Expiration       Value      04/30/00     (Depreciation)
 Contracts     Description                   Date          (USD)       (USD)            (USD)
--------------------------------------------------------------------------------------------------------
Long Futures Outstanding
--------------------------
     50        10 Year Agency Notes        June 2000      $4,622       $4,553            ($69)
Short Futures Outstanding
--------------------------
     54        10 Year Treasury Notes      June 2000       5,241        5,236               5

                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA U.S. GOVERNMENT SECURITIES FUND
       Portfolio of Investments
--------------------------------------------------------------------------------

       As of April 30, 2000 (unaudited)
       (Amounts in Thousands)


 Principal
   Amount       Issuer                                                      Value
---------------------------------------------------------------------------------------
Long-Term Investments -- 92.9%
---------------------------------------------------------------------------------------
                U.S. Treasury Securities -- 27.6%
                ---------------------------------
                U.S. Treasury Notes & Bonds,
 $     2,000     6.13%, 08/15/29                                           $ 2,005
       1,800     6.38%, 03/31/01                                             1,798
       7,800     8.13%, 08/15/19                                             9,372
                -----------------------------------------------------------------------
                Total U.S. Treasury Securities                              13,175
                (Cost $12,516)
                -----------------------------------------------------------------------
                U.S. Government Agency Securities -- 7.5%
                -----------------------------------------
       3,700    Federal National Mortgage Association, 6.50%, 08/15/04       3,598
                (Cost $3,703)
                Residential Mortgage Backed Securities -- 57.8%
                -----------------------------------------------
                Collateralized Mortgage Obligations -- 6.4%
       1,136    Federal Home Loan Mortgage Corp., Ser. 2035, Class
                 PH, 6.15%, 08/15/18                                         1,116
       1,017    Federal National Mortgage Association, Ser. 1993-250,
                 Class A, 6.15%, 09/25/16                                    1,004
         979    Government National Mortgage Association, Ser.
                1999-8, Class A, 6.25%, 06/16/25                               936
                                                                           -------
                                                                             3,056
                Mortgage Backed Pass-Through Securities -- 51.4%
                Federal Home Loan Mortgage Corp.,
       3,986     Gold Pool C35369, 7.00%, 01/01/30                           3,816
       2,937     Gold Pool G00738, 8.00%, 07/01/27                           2,937
                Federal National Mortgage Association,
       2,380     Pool 252875, 8.00%, 11/01/29                                2,376
       1,514     Pool 313720, 7.50%, 09/01/12                                1,505
       2,450     Pool 323788, 6.50%, 06/01/14                                2,344
       3,933     Pool 506654, 6.50%, 09/01/29                                3,673
                Government National Mortgage Association,
       4,438     Pool 434628, 8.00%, 12/15/29                                4,445
       1,532     Pool 509443, 9.00%, 12/15/29                                1,580
       1,908     Pool 512996, 7.50%, 07/15/29                                1,877
                                                                           -------
                                                                            24,553
---------------------------------------------------------------------------------------
                Total Residential Mortgage Backed Securities                27,609
                (Cost $28,101)
---------------------------------------------------------------------------------------
                Total Long-Term Investments                                 44,382
                (Cost $44,320)
---------------------------------------------------------------------------------------
Short-Term Investment -- 6.2%
---------------------------------------------------------------------------------------
                Repurchase Agreement -- 6.2%
                ----------------------------
       2,965    Greenwich Capital Markets, Inc., 5.80%, due 05/01/00
                (Dated 04/28/00, Proceeds $2,966, Secured by FHLMC
                $3,322, 6.50%, due 11/15/29; Market Value $3,027)            2,965
                (Cost $2,965)
---------------------------------------------------------------------------------------
                Total Investments -- 99.1%                                 $47,347
                (Cost $47,285)
---------------------------------------------------------------------------------------

                       See notes to financial statements.

--------------------------------------------------------------------------------
      CHASE VISTA BOND FUND
      Portfolio of Investments
--------------------------------------------------------------------------------

      As of April 30, 2000 (unaudited)
      (Amounts in Thousands)

  Principal
     Amount
      (USD)    Issuer                                                      Value
---------------------------------------------------------------------------------------
Long-Term Investments -- 98.0%
---------------------------------------------------------------------------------------
                  U.S. Treasury Securities -- 16.6%
                  ---------------------------------
                  U.S. Treasury Notes & Bonds,
  $       750      7.13%, 02/15/23                                          $  828
        1,200      7.63%, 02/15/25                                           1,410
        4,500      8.13%, 08/15/19                                           5,407
          800      11.25%, 02/15/15                                          1,170
                  ---------------------------------------------------------------------
                  Total U.S. Treasury Securities                             8,815
                  (Cost $8,700)
                  ---------------------------------------------------------------------
                  U.S. Government Agency Securities -- 7.2%
                  -----------------------------------------
        1,500     Federal Home Loan Bank, 6.38%, 08/15/06                    1,425
                  Federal National Mortgage Association,
        1,500      6.00%, 05/15/08                                           1,381
        1,000      7.25%, 01/15/10                                             997
                  ---------------------------------------------------------------------
                  Total U.S. Government Agency Securities                    3,803
                  (Cost $3,919)
                  ---------------------------------------------------------------------
                  Foreign Government Securities -- 1.3%
                  -------------------------------------
          750     Quebec Province (Canada), 6.50%, 01/17/06                    713
                  (Cost $736)
                  Corporate Notes & Bonds -- 31.0%
                  --------------------------------
                  Aerospace -- 1.1%
          600     Raytheon Co., #, 7.90%, 03/01/03                             590

                  Automotive -- 2.6%
                  Ford Motor Credit Co.,
          700      6.70%, 07/16/04                                             673
          750      7.38%, 10/28/09                                             725
                                                                             -----
                                                                             1,398
                  Banking -- 2.5%
          700     Bank of America Corp., 7.80%, 02/15/10                       695
          650     Korea Development Bank (South Korea), 6.50%,
                  11/15/02                                                     623
                                                                             -----
                                                                             1,318
                  Diversified -- 0.7%
          375     Textron, Inc., 6.38%, 07/15/04                               357

                  Financial Services -- 1.3%
          750     Lehman Brothers Holdings Inc., 6.63%, 02/05/06               706

                  Insurance -- 1.1%
          900     Conseco, Inc., 8.50%, 10/15/02                               567

                  Multi-Media -- 1.6%
        1,000     Time Warner Inc., 6.63%, 05/15/29                            831

                  Oil & Gas -- 6.4%
        1,350     Amerada Hess Corp., 7.88%, 10/01/29                        1,261
          480     PEMEX Finance LTD (Cayman Islands), #, 9.03%, 02/15/11       485
        1,000     Valero Energy Corp., #, 6.75%, 12/15/02                      968
          700     YPF Sociedad Anonima (Argentina), 7.25%, 03/15/03            667
                                                                             -----
                                                                             3,381


                       See notes to financial statements.

CHASE VISTA BOND FUND
Portfolio of Investments (Continued)

As of April 30, 2000 (unaudited)
(Amounts in Thousands)

    Principal
       Amount
         (USD)    Issuer                                                       Value
---------------------------------------------------------------------------------------
Long-Term Investments -- Continued
---------------------------------------------------------------------------------------
                  Packaging -- 0.9%
  $       500     Tenneco Packaging, Inc., 8.00%, 04/15/07                    $  482

                  Pipelines -- 1.7%
        1,000     EL Paso Energy Corp., 6.75%, 05/15/09
                                                                                 901
                  Retailing -- 2.5%
          700     SAKS Inc., 7.25%, 12/01/04                                     629
          750     Wal-Mart Stores, Inc., 6.88%, 08/10/09                         720
                                                                              ------
                                                                               1,349
                  Telecommunications -- 4.3%
          450     Metronet Communications Corp. (Canada), SUB,
                   0.00%, 06/15/03                                               359
          800     Sprint Capital Corp., 6.88%, 11/15/28                          699
          500     U.S. West Capital Funding, Inc., 6.25%, 07/15/05               468
          750     Vodafone AirTouch PLC (United Kingdom), #, 7.63%,
                  02/15/05                                                       746
                                                                              ------
                                                                               2,272
                  Utilities -- 4.3%
          600     Cilcorp Inc., 8.70%, 10/15/09                                  600
          600     Empresa Nacional de Electricidad SA (Chile), Ser. B,
                   8.50%, 04/01/09                                               586
          450     Israel Electric Corp. (Israel), MTN, #, 7.75%, 12/15/27        389
          750     TXU Eastern Funding (United Kingdom), 6.15%,
                   05/15/02                                                      724
                                                                              ------
                                                                               2,299
                  ---------------------------------------------------------------------
                  Total Corporate Notes & Bonds                               16,451
                  (Cost $17,090)
                  ---------------------------------------------------------------------
                  Residential Mortgage Backed Securities -- 35.6%
                  -----------------------------------------------
                  Collateralized Mortgage Obligation -- 1.8%
        1,000     Federal National Mortgage Association, Ser. 1999-17,
                   Class PC, 6.00%, 12/25/22                                     938

                  Mortgage Backed Pass-Through Securities -- 33.8%
                  Federal National Mortgage Association,
        3,221      Pool 252093, 6.50%, 11/01/28                                3,007
        1,176      Pool 252339, 6.00%, 03/01/29                                1,065
          231      Pool 252435, 6.00%, 05/01/14                                  216
          386      Pool 303784, 7.00%, 03/01/11                                  377
        2,467      Pool 323633, 7.00%, 03/01/29                                2,359
        2,287      Pool 323645, 7.50%, 04/01/29                                2,242
          580      Pool 323688, 7.50%, 03/01/29                                  569
          706      Pool 323714, 7.00%, 04/01/14                                  689
          594      Pool 484753, 6.50%, 03/01/29                                  555
        1,085      Pool 490445, 6.00%, 03/01/29                                  982
          824      Pool 534064, 8.00%, 03/01/30                                  823
        2,181      Pool 535052, 6.00%, 11/01/14                                2,042

                       See notes to financial statements.

CHASE VISTA BOND FUND
Portfolio of Investments (Continued)


As of April 30, 2000 (unaudited)
(Amounts in Thousands)


    Principal
      Amount
      (USD)    Issuer                                                  Value
------------------------------------------------------------------------------------
Long-Term Investments -- Continued
------------------------------------------------------------------------------------
               Mortgage Backed Pass-Through Securities -- continued
               Government National Mortgage Association,
 $   1,290      Pool 487224, 6.50%, 05/15/29                           $ 1,208
     1,075      Pool 510285, 7.00%, 08/15/29                             1,034
       825      Pool 527141, 8.00%, 03/15/30                               827
                                                                       -------
                                                                        17,995
               ---------------------------------------------------------------------
               Total Residential Mortgage Backed Securities             18,933
               (Cost $19,728)
               ---------------------------------------------------------------------
               Commercial Mortgage Backed Security -- 1.2%
               -------------------------------------------
       650     Nationslink Funding Corp., Ser. 1999-SL, Class A2,
                6.10%, 12/10/01                                            638
               (Cost $650)
               Asset Backed Securities -- 5.1%
               -------------------------------
               MBNA Master Credit Card Trust,
       750      Ser. 1999-J, Class A, 7.00%, 02/15/12                      728
       800      Ser. 1999-M, Class B, 6.80%, 04/16/07                      775
       500     Nomura CBO LTD, Ser. 1997-1, Class A2, FRN, #,
                6.67%, 05/15/09                                            461
       750     Residential Funding Mortgage Securities II, Ser.
                2000-HI1, Class AI4, 7.79%, 01/25/14                       743
               --------------------------------------------------------------------
               Total Asset Backed Securities                             2,707
               (Cost $2,798)
-----------------------------------------------------------------------------------
               Total Long-Term Investments                              52,060
               (Cost $53,621)
-----------------------------------------------------------------------------------
Short-Term Investment -- 1.1%
-----------------------------------------------------------------------------------
               U.S. Treasury Security -- 0.4%
               ------------------------------
       200     U.S. Treasury Bill, 5.46%, 06/08/00@                        199
               (Cost $199)
               Repurchase Agreement -- 0.7%
               ----------------------------
       365     Greenwich Capital Markets, Inc., 5.80%, due 05/01/00
                 (Dated 04/28/00, Proceeds $365, Secured by FHLMC,
                 $379, FRN, due 05/15/29; Market Value $372)               365
               (Cost $365)
-----------------------------------------------------------------------------------
               Total Short-Term Investments                                564
               (Cost $564)
-----------------------------------------------------------------------------------
               Total Investments -- 99.1%                              $52,624
               (Cost $54,185)
-----------------------------------------------------------------------------------


                                                         Original     Notional        Unrealized
                                                         Notional     Value at       Appreciation/
 Number of                                Expiration       Value      04/30/00     (Depreciation)
 Contracts     Description                   Date          (USD)       (USD)                (USD)
--------------------------------------------------------------------------------------------------------
Short Futures Outstanding
-------------------------
     20        10 Year Treasury Notes      June 2000      $1,938       $1,939            ($1)
     40         5 Year Treasury Notes      June 2000       3,931        3,903             28
     30         2 Year Agency Notes        June 2000       5,950        5,917             33


                      See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA SHORT TERM BOND FUND
       Portfolio of Investments
--------------------------------------------------------------------------------

       As of April 30, 2000 (unaudited)
       (Amounts in Thousands)

     Principal
        Amount
         (USD)    Issuer                                                       Value
---------------------------------------------------------------------------------------
Long-Term Investments -- 86.3%
---------------------------------------------------------------------------------------
                  U.S. Treasury Securities -- 9.3%
                  --------------------------------
                  U.S. Treasury Notes & Bonds,
  $     1,500      4.63%, 12/31/00                                             $1,482
        1,000      5.88%, 11/15/04                                                974
        2,100      6.38%, 08/15/02                                              2,087
                  ---------------------------------------------------------------------
                  Total U.S. Treasury Securities                                4,543
                  (Cost $4,598)
                  ---------------------------------------------------------------------
                  U.S. Government Agency Securities -- 13.3%
                  ------------------------------------------
        2,000     Federal Home Loan Bank, 5.50%, 08/13/01                       1,963
        4,700     Federal National Mortgage Association, 5.75%, 04/15/03        4,524
                  ---------------------------------------------------------------------
                  Total U.S. Government Agency Securities                       6,487
                  (Cost $6,531)
                  ---------------------------------------------------------------------
                  Corporate Notes & Bonds -- 50.5%
                  --------------------------------
                  Automotive -- 11.2%
        1,500     Daimler Chrysler North America Holding Corp.
                   (Germany), MTN, 6.84%, 10/15/02                              1,481
        1,500     General Motors Acceptance Corp., MTN, 8.25%, 02/28/02         1,517
        1,500     Paccar Financial Corp., MTN, 6.79%, 08/15/02                  1,480
        1,000     TRW, Inc., 6.45%, 06/15/01                                      982
                                                                               ------
                                                                                5,460
                  Banking -- 9.1%
        1,400     Bank of America Corp., 8.38%, 03/15/02                        1,419
        1,500     Bank of New York Co., Inc., 7.63%, 07/15/02                   1,505
        1,500     Bank One Corp., 8.10%, 03/01/02                               1,511
                                                                               ------
                                                                                4,435
                  Business Services -- 1.5%
          750     Comdisco, Inc., 5.95%, 04/30/02                                 721

                  Diversified -- 2.0%
        1,000     Tyco International Group, SA (Luxemburg), 6.13%,
                   06/15/01                                                       982

                  Financial Services -- 11.2%
        1,500     Goldman Sachs Group LP, #, 6.60%, 07/15/02                    1,463
        1,500     Household Finance Corp., MTN, FRN, 6.13%, 07/15/12            1,454
        1,500     International Lease Finance Corp., MTN, 8.16%, 02/14/02       1,520
        1,000     Lehman Brothers Holdings, Inc., MTN, 6.38%, 03/15/01            991
                                                                               ------
                                                                                5,428
                  Insurance -- 4.1%
        1,500     American General Finance Corp., 5.90%, 01/15/03               1,435
          750     Conseco, Inc., MTN, 7.60%, 06/21/01                             540
                                                                               ------
                                                                                1,975
                  Office/Business Equipment -- 3.1%
        1,500     Xerox Corp., 8.13%, 04/15/02                                  1,506

                  Pipelines -- 2.0%
        1,000     EL Paso Energy Corp., Class B, 6.63%, 07/15/01                  988

                  Retailing -- 2.0%
        1,000     Kroger Co., Ser. B, 6.34%, 06/01/01                             982

                       See notes to financial statements.

CHASE VISTA SHORT TERM BOND FUND
Portfolio of Investments (Continued)


As of April 30, 2000 (unaudited)
(Amounts in Thousands)


     Principal
        Amount
         (USD)    Issuer                                                      Value
---------------------------------------------------------------------------------------
Long-Term Investments -- Continued
---------------------------------------------------------------------------------------
                  Telecommunications -- 3.2%
  $       550     AT&T Capital Corp., MTN, 6.25%, 05/15/01                   $  543
        1,000     GTE South, Inc., Class B, 7.25%, 08/01/02                     994
                                                                             ------
                                                                              1,537
                  Utilities -- 1.1%
          550     TXU Eastern Funding (United Kingdom), 6.15%, 05/15/02         531
                  ---------------------------------------------------------------------
                  Total Corporate Notes & Bonds                              24,545
                  (Cost $25,080)
                  ---------------------------------------------------------------------
                  Collateralized Mortgage Obligation -- 2.0%
                  ------------------------------------------
          978     Federal National Mortgage Association, Ser. 1993-250,
                   Class A, 6.15%, 09/25/16                                     966
                  (Cost $971)

                  Commercial Mortgage Backed Securities -- 1.6%
                  ---------------------------------------------
          178     Credit Suisse First Boston Mortgage Securities Corp.,
                   Ser. 1997-SPCE, Class A, #, 6.65%, 06/20/03                  174
          600     Nationslink Funding Corp., Ser. 1999-SL, Class A2,
                   6.10%, 12/10/01                                              589
                  ---------------------------------------------------------------------
                  Total Commercial Mortgage Backed Securities                   763
                  (Cost $778)
                  ---------------------------------------------------------------------
                  Asset Backed Securities -- 9.6%
                  -------------------------------
        1,500     Carco Auto Loan Master Trust, Ser. 1999-1, Class A2,
                   5.78%, 03/15/04                                            1,459
        1,500     Citibank Credit Card Master Trust I, Ser. 1997-2, Class
                   A, 6.55%, 02/15/04                                         1,480
        1,000     GE Capital Mortgage Services, Inc., Ser. 1999-HE3,
                   Class A2, 7.00%, 09/25/13                                    990
          750     Residential Asset Securities Corp., Ser. 1999-KS2,
                   Class A14, 6.80%, 10/25/23                                   732
                  -----------------------------------------------------------------------
                  Total Asset Backed Securities                               4,661
                  (Cost $4,787)
-----------------------------------------------------------------------------------------
                  Total Long-Term Investments                                41,965
                  (Cost $42,745)
-----------------------------------------------------------------------------------------
Short-Term Investments -- 13.2%
-----------------------------------------------------------------------------------------
    Shares
                  Money Market Fund -- 0.4%
                  -------------------------
          217     Goldman Sachs ILA Government Portfolio                        217
                  (Cost $217)


  Principal
  Amount
    (USD)
                  Repurchase Agreement -- 12.8%
                  -----------------------------
  6,214           Greenwich Capital Markets, Inc., 5.80%, due 05/01/00
                    (Dated 04/28/00, Proceeds $6,217, Secured by FHLMC
                    $6,446, 6.25%, due 04/15/29; Market Value $6,339)        6,214
                  (Cost $6,214)
-----------------------------------------------------------------------------------------
                  Total Short-Term Investments                               6,431
                  (Cost $6,431)
-----------------------------------------------------------------------------------------
                  Total Investments -- 99.5%                               $48,396
                  (Cost $49,176)
-----------------------------------------------------------------------------------------


                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA STRATEGIC INCOME FUND
       Portfolio of Investments
--------------------------------------------------------------------------------

       As of April 30, 2000 (unaudited)
       (Amounts in Thousands)


  Shares      Issuer                              Value
---------------------------------------------------------------------------------------
              Long-Term Investments -- 83.1%
---------------------------------------------------------------------------------------
              Common Stock -- 0.2%
              --------------------
              Telecommunications -- 0.2%
     1        Airgate PCS, Inc.*                 $  40
     1        World Access, Inc.*                    5
              -----------------------------------------------------------------
              Total Common Stock                    45
              (Cost $9)
              -----------------------------------------------------------------


   Principal
    Amount
         (USD)
                  U.S. Treasury Securities -- 7.3%
                  --------------------------------
                  U.S. Treasury Notes & Bonds,
  $       350      5.25%, 05/31/01+                                               345
          200      5.25%, 05/15/04+                                               191
          300      5.88%, 10/31/01+                                               296
          200      6.13%, 08/15/29                                                200
          600      8.13%, 08/15/19+                                               722
                  -------------------------------------------------------------------
                  Total U.S. Treasury Securities                                1,754
                  (Cost $1,744)
                  -------------------------------------------------------------------
                  U.S. Government Agency Securities -- 4.0%
                  -----------------------------------------
                  Federal National Mortgage Association,
          500      6.50%, 08/15/04+                                               486
          500      6.63%, 09/15/09+                                               477
                  -------------------------------------------------------------------
                  Total U.S. Government Agency Securities                         963
                  (Cost $995)
                  -------------------------------------------------------------------
                  Foreign Government Securities -- 18.6%
                  --------------------------------------
                  Federal Republic of Brazil (Brazil),
          250      14.50%, 10/15/09                                               264
          179      C Bonds, 8.00%, 04/15/14                                       128
          150      FRN, 7.44%, 04/15/09                                           124
          364     Kingdom of Morocco Consolidated Loan (Morocco),
                   Tranche A, FRN, 6.84%, 01/01/09                                323
                  National Republic of Bulgaria (Bulgaria),
          200      FRN, PDI, 7.06%, 07/28/11                                      151
          200      Ser. A, FRN, 7.06%, 07/28/24                                   153
                  Republic of Argentina (Argentina),
          250      11.38%, 03/15/10                                               240
           95      FRN, 7.37%, 03/31/05                                            89
          105      Ser. L, FRN, 7.37%, 03/31/05                                    97
          100      Ser. WW, 11.00%, 12/04/05                                       98
                  Republic of Colombia (Colombia),
          250      8.63%, 04/01/08                                                188
          250      FRN, 11.44%, 08/13/05                                          239
                  Republic of Panama (Panama),
          150      8.88%, 09/30/27                                                128
          320      IRB, FRN, 4.25%, 07/17/14                                      252
                  Republic of Peru (Peru),
          250      FRN, 7.19%, 03/08/27                                           181
          290      PDI, FRN, 4.50%, 03/07/17                                      194
          250     Republic of Philippines (Philippines), 9.88%, 01/15/19          221
          200     Republic of South Africa (South Africa), 9.13%, 05/19/09        193


                       See notes to financial statements.

CHASE VISTA STRATEGIC INCOME FUND
Portfolio of Investments (Continued)

As of April 30, 2000 (unaudited)
(Amounts in Thousands)


 Principal
    Amount
      (USD)       Issuer                                                          Value
---------------------------------------------------------------------------------------
Long-Term Investments -- Continued
---------------------------------------------------------------------------------------
                  Republic of Venezuela (Venezuela),
  $       125      13.63%, 08/15/18                                               $ 114
          190      Ser. DL, FRN, 7.00%, 12/18/07                                    149
          140     Russian Federation (Russia), 8.75%, 07/24/05                      101
          200     State of Israel (Israel), 7.75%, 03/15/10+                        198
                  United Mexican States (Mexico),
          300      7.50%, 03/08/10                                                  267
          100      9.75%, 04/06/05                                                  103
          250      11.38%, 09/15/16                                                 281
                  ---------------------------------------------------------------------
                  Total Foreign Government Securities                             4,476
                  (Cost $4,498)
                  ---------------------------------------------------------------------
                  Corporate Notes & Bonds -- 40.2%
                  --------------------------------
                  Apparel -- 0.5%
          240     J. Crew Group, Ser. B, SUB, 0.00%, 10/15/02                       132

                  Automotive -- 1.7%
          200     Ford Motor Co., 7.45%, 07/16/31+                                  190
           50     Ford Motor Credit Co., 6.70%, 07/16/04+                            48
          100     General Motors Acceptance Corp., 5.50%, 01/14/02+                  96
           40     Heafner Tire Group Inc., Ser. D, 10.00%, 05/15/08                  32
           40     Lear Corp., Ser. B, 8.11%, 05/15/09                                36
                                                                                  -----
                                                                                    402
                  Banking -- 1.8%
          270     Banco Nacional De Desenvolvimiento Economico
                   (Brazil), FRN, 12.69%, 06/16/08                                  243
           25     Sovereign Bancorp Inc., 6.63%, 03/15/01+                           24
          195     U.S. Bank, NA, 5.70%, 12/15/08+                                   168
                                                                                  -----
                                                                                    435
                  Biotechnology -- 0.5%
          125     Bio-Rad Laboratories, #, 11.63%, 02/15/07                         128

                  Broadcasting/Cable -- 1.7%
           90     Charter Communications Holdings, LLC/Charter
                   Communications Holdings Capital Corp., #, 10.25%,
                   01/15/10                                                          87
          125     Grupo Televisa, S.A. de C.V. (Mexico), SUB, 0.00%, 05/15/01       122
          100     Jones Intercable, Inc., 7.63%, 04/15/08+                           96
           10     Lin Television Corp., 8.38%, 03/01/08                               9
           65     Spanish Broadcasting System, 9.63%, 11/01/09                       64
           25     USA Networks, Inc., 6.75%, 11/15/05+                               23
                                                                                  -----
                                                                                    401
                  Business Services -- 1.6%
          200     Comdisco, Inc., 5.95%, 04/30/02+                                  192
          200     Electronic Data Systems Corp., 7.13%, 10/15/09+                   192
                                                                                  -----
                                                                                    384
                  Chemicals -- 2.1%
           20     Acetex Corp. (Canada), 9.75%, 10/01/03                             18
           10     Agricultural Minerals and Chemicals, Inc., 10.75%,
                   09/30/03                                                           7
          200     Pioneer Americas Inc., Ser. B, 9.25%, 06/15/07                    166
          200     Rohm & Haas Co., 7.40%, 07/15/09                                  195
          105     Scotts Co., #, 8.63%, 01/15/09                                    100
           20     Terra Industries, Inc., Ser. B, 10.50%, 06/15/05                   15
                                                                                  -----
                                                                                    501

                       See notes to financial statements.

CHASE VISTA STRATEGIC INCOME FUND
Portfolio of Investments (Continued)


As of April 30, 2000 (unaudited)
(Amounts in Thousands)


Principal
   Amount
     (USD)  Issuer                                                        Value
---------------------------------------------------------------------------------------
Long-Term Investments -- Continued
---------------------------------------------------------------------------------------
            Computer Networks -- 0.2%
 $   49     Intersil Corp., 13.25%, 08/15/09                              $ 55

            Construction Materials -- 0.3%
    100     Henry Co., Ser. B, 10.00%, 04/15/08                             68

            Consumer Products -- 2.0%
    125     American Tissue, Inc., Ser. B, 12.50%, 07/15/06                128
    225     Drypers Corp., Ser. B, 10.25%, 06/15/07                        158
    200     Procter & Gamble Co., 6.60%, 12/15/04+                         195
                                                                          ----
                                                                           481
            Diversified -- 0.5%
    125     Textron, Inc., 6.38%, 07/15/04+                                119

            Electronics/Electrical Equipment -- 0.5%
    130     Fisher Scientific International, 9.00%, 02/01/08               120

            Entertainment/Leisure -- 2.4%
     50     Harrah's Operating Co., Inc., 7.88%, 12/15/05                   47
     30     Hollywood Casino Shreveport/Shreveport Capital Corp.,
             #, 13.00%, 08/01/06                                            32
     65     International Game Technology, 8.38%, 05/15/09                  60
    200     Mohegan Tribal Gaming Authority, 8.13%, 01/01/06               187
    125     Park Place Entertainment Corp., #, 9.38%, 02/15/07             123
    110     Premier Parks, Inc., 9.75%, 06/15/07                           105
     15     SFX Entertainment, Inc., Ser. B, 9.13%, 02/01/08                15
                                                                          ----
                                                                           569
            Environmental Services -- 0.8%
     25     Safety-Kleen Corp., 9.25%, 05/15/09                              1
    110     Safety-Kleen Services Inc., 9.25%, 06/01/08                     12
     50     Stericycle, Inc., Ser. B, 12.38%, 11/15/09                      50
    155     Waste Management, Inc., 7.00%, 10/01/04                        140
                                                                          ----
                                                                           203
            Financial Services -- 0.8%
    200     Lehman Brothers Holdings, Inc., 7.75%, 01/15/05+               200

            Food/Beverage Products -- 0.4%
    125     Archibald Candy Corp., 10.25%, 07/01/04                        106

            Health Care/Health Care Services -- 0.7%
     25     Beckman Coulter, Inc., 7.10%, 03/04/03                          24
     35     Fresenius Medical Care Capital Trust I, 9.00%, 12/01/06         34
     80     IASIS Healthcare Corp., #, 13.00%, 10/15/09                     78
     40     Triad Hospitals Holdings, Inc., Ser. B, 11.00%, 05/15/09        42
                                                                          ----
                                                                           178
            Hotels/Other Lodging -- 0.2%
     65     Extended Stay America, Inc., 9.15%, 03/15/08                    55

            Insurance -- 0.3%
    100     Conseco, Inc., 8.50%, 10/15/02+                                 63

            Internet Services/Software -- 1.4%
     50     Covad Communications Group, Inc., #, 12.00%, 02/15/10           47

                       See notes to financial statements.

CHASE VISTA STRATEGIC INCOME FUND
Portfolio of Investments (Continued)

As of April 30, 2000 (unaudited)
(Amounts in Thousands)


Principal
   Amount
    (USD)   Issuer                                                  Value
---------------------------------------------------------------------------------------
Long-Term Investments -- Continued
---------------------------------------------------------------------------------------
            Internet Services/Software -- Continued
 $   30     Globenet Communications Group LTD (Bermuda), Ser. B,
             13.00%, 07/15/07                                        $ 30
    100     NorthPoint Communications Group, Inc., #, 12.88%,
             02/15/10                                                  89
     60     PSInet, Inc., #, 10.50%, 12/01/06                          53
    135     Rhythms NetConnections, Inc., 12.75%, 04/15/09            114
                                                                     ----
                                                                      333
            Manufacturing -- 1.3%
     80     GenTek, Inc., 11.00%, 08/01/09                             81
     80     GST Equipment Funding, 13.25%, 05/01/07                    40
    175     J.B. Poindexter & Co., Inc., 12.50%, 05/15/04             165
     40     Transdigm, Inc., 10.38%, 12/01/08                          32
                                                                     ----
                                                                      318
            Metals/Mining -- 1.2%
     50     AK Steel Corp., 9.13%, 12/15/06                            49
    200     Kaiser Aluminum & Chemical, 12.75%, 02/01/03              189
     65     Sheffield Steel Corp., Ser. B, 11.50%, 12/01/05            51
                                                                     ----
                                                                      289
            Oil & Gas -- 4.0%
    200     Amoco Canada Petroleum Co., LTD, (Canada), 7.25%,
             12/01/02                                                 199
    100     Canadian Forest Oil LTD (Canada), 8.75%, 09/15/07          94
    155     Chesapeake Energy Corp., Ser. B, 9.63%, 05/01/05          149
     50     Empire Gas Corp., SUB, 12.88%, 07/15/04                    34
    100     Frontier Oil Corp., Ser. A, 9.13%, 02/15/06                86
     90     Newpark Resources, Inc., Ser. B, 8.63%, 12/15/07           77
     75     Ocean Energy, Inc., 8.63%, 08/01/05                        72
            Plains Resources, Inc.,
     60      Ser. B, 10.25%, 03/15/06                                  58
     20      #, 10.25%, 03/15/06                                       19
    100     Pogo Producing Co., Ser. B, 8.75%, 05/15/07                94
     85     Pool Energy Services Co., Ser. B, 8.63%, 04/01/08          86
                                                                     ----
                                                                      968
            Packaging -- 0.8%
    120     Ball Corp., 8.25%, 08/01/08+                              113
     85     Four M Corp., Ser. B, 12.00%, 06/01/06                     80
                                                                     ----
                                                                      193
            Paper/Forest Products -- 0.5%
            Buckeye Technologies, Inc.,
    100      8.00%, 10/15/10                                           90
     25      9.25%, 09/15/08                                           25
                                                                     ----
                                                                      115
            Printing & Publishing -- 0.8%
    150     Advanstar Communications, Inc., 9.25%, 05/01/08           137
            Hollinger International Publishing,
     25      9.25%, 02/01/06                                           24
     30      9.25%, 03/15/07                                           29
                                                                     ----
                                                                      190
            Restaurants/Food Services -- 0.2%
     60     NE Restaurant Co., Inc., 10.75%, 07/15/08                  47
     10     Sbarro, Inc., #, 11.00%, 09/15/09                          10
                                                                     ----
                                                                       57

                       See notes to financial statements.

CHASE VISTA STRATEGIC INCOME FUND
Portfolio of Investments (Continued)


As of April 30, 2000 (unaudited)
(Amounts in Thousands)


Principal
   Amount
    (USD)    Issuer                                                     Value
---------------------------------------------------------------------------------------
Long-Term Investments -- Continued
---------------------------------------------------------------------------------------
             Retailing -- 1.3%
 $   300     Grupo Elektra, S.A. de C.V., (Mexico), #, 12.00%,
              04/01/08                                                 $ 273
      30     Stater Brothers Holdings, 10.75%, 08/15/06                   30
                                                                       -----
                                                                         303
             Semi-Conductors -- 0.2%
      25     SCG Holding Corp./Semiconductor Components
              Industries LLC, 12.00%, 08/01/09                            27
      35     Zilog, Inc., Ser. B, 9.50%, 03/01/05                         31
                                                                       -----
                                                                          58
             Shipping/Transportation -- 0.5%
      45     Gulfmark Offshore, Inc., 8.75%, 06/01/08                     41
      80     International Shipping Corp., Ser. B, 7.75%, 10/15/07        70
                                                                       -----
                                                                         111
             Telecommunications -- 6.7%
      70     Adelphia Business Solutions, Inc., 12.00%, 11/01/07          71
      80     Advanced Radio Telecom Corp., 14.00%, 02/15/07               74
     110     Airgate PCS, Inc., SUB, 0.00%, 10/01/04                      64
      60     BTI Telecom Corp., 10.50%, 09/15/07                          47
             Call-Net Enterprises, Inc. (Canada),
      25      8.00%, 08/15/08                                             16
     130      9.38%, 05/15/09                                             98
      40     Insight Midwest LP / Insight Capital, Inc., #, 9.75%,
              10/01/09                                                    41
     200     MCI Worldcom Inc., 7.55%, 04/01/04+                         197
     100     Metronet Communications Corp. (Canada), SUB, 0.00%,
              06/15/03+                                                   80
      25     Nextel Partners, Inc., #, 11.00%, 03/15/10                   25
     100     PageMart Nationwide, SUB, 15.00%, 02/01/03                  100
     180     Primus Telecommunications Group, 11.75%, 08/01/04           170
      90     RSL Communications LTD (Bermuda), 12.25%, 11/15/06           89
     120     Startec Global Communications Corp., 12.00%, 05/15/08        97
     200     U.S. West Capital Funding, Inc., 6.50%, 11/15/18+           170
     250     Viatel, Inc., SUB, 0.00%, 04/15/03                          135
      60     Winstar Communications, Inc., #, 12.50%, 04/15/08            58
     100     World Access, Inc., Ser. B, 13.25%, 01/15/08                 90
                                                                       -----
                                                                       1,622
             Telecommunications Equipment -- 1.6%
     200     Lucent Technologies, Inc., 6.45%, 03/15/29+                 172
      70     U.S. Unwired, Inc., #, SUB, 0.00%, 11/01/04                  38
     130     Weblink Wireless, Inc., SUB, 0.00%, 02/01/08                 59
     115     Williams Communications Group, Inc., 10.88%, 10/01/09       116
                                                                       -----
                                                                         385
             Textiles -- 0.2%
      55     Westpoint Stevens, Inc., 7.88%, 06/15/05                     45

             Tools/Equipment -- 0.3%
     115     International Knife & Saw, Inc., 11.38%, 11/15/06            75

             Utilities -- 0.2%
      25     National Rural Utilities Cooperative Finance Corp.,
              5.50%, 01/15/05+                                            23

                       See notes to financial statements.

CHASE VISTA STRATEGIC INCOME FUND
Portfolio of Investments (Continued)

As of April 30, 2000 (unaudited)
(Amounts in Thousands)


Principal
  Amount
   (USD)    Issuer                                              Value
---------------------------------------------------------------------------------------
Long-Term Investments -- Continued
---------------------------------------------------------------------------------------
            Utilities -- continued
 $   25     TXU Eastern Funding (United Kingdom), 6.45%,
             05/15/05                                           $  23
                                                                -----
                                                                   46
            ---------------------------------------------------------------------------
            Total Corporate Notes & Bonds                       9,708
            (Cost $10,189)
            ---------------------------------------------------------------------------
            Residential Mortgage Backed Securities -- 12.4%
            -----------------------------------------------
            Mortgage Backed Pass-Through Securities -- 12.4%
            Federal National Mortgage Association,
    125      Pool 252254, 6.00%, 02/01/29+                        113
    148      Pool 252496, 6.00%, 06/01/29+                        134
     47      Pool 252567, 6.50%, 06/01/14+                         45
     44      Pool 252568, 7.50%, 06/01/29+                         43
    147      Pool 252872, 6.50%, 11/01/29                         137
     49      Pool 252977, 7.00%, 01/01/15+                         48
     22      Pool 313720, 7.50%, 09/01/12+                         22
     40      Pool 323633, 7.00%, 03/01/29+                         38
     33      Pool 323714, 7.00%, 04/01/14+                         32
     73      Pool 445047, 6.50%, 09/01/13+                         70
     49      Pool 481582, 6.50%, 02/01/29+                         46
     71      Pool 484753, 6.50%, 03/01/29                          66
     66      Pool 487068, 7.50%, 03/01/29+                         65
    112      Pool 488485, 6.00%, 03/01/14+                        105
     68      Pool 488518, 6.50%, 05/01/14+                         65
    329      Pool 489198, 6.50%, 08/01/29+                        308
    148      Pool 489248, 7.00%, 08/01/29+                        141
     97      Pool 493310, 6.00%, 06/01/14+                         91
     99      Pool 493629, 6.00%, 04/01/29                          90
     33      Pool 493748, 6.00%, 05/01/14                          31
    139      Pool 499314, 7.50%, 08/01/29                         136
     47      Pool 503097, 6.50%, 06/01/29                          44
     97      Pool 503599, 6.50%, 06/01/29                          90
     92      Pool 511599, 8.00%, 12/01/29                          92
     38      Pool 512061, 7.00%, 11/01/14                          37
    150      Pool 513452, 8.00%, 09/01/29                         149
    226      Pool 522461, 7.00%, 11/01/29                         216
    130      Pool 523930, 8.00%, 11/01/29                         130
    100      Pool 526735, 7.50%, 12/01/29                          98
            Government National Mortgage Association,
     69      Pool 472800, 6.50%, 05/15/29                          65
     59      Pool 492730, 6.50%, 05/15/29                          55
     96      Pool 492738, 7.00%, 06/15/29                          93
     96      Pool 509941, 7.00%, 06/15/29                          93
            ---------------------------------------------------------------------------
            Total Residential Mortgage Backed Securities        2,988
            (Cost $3,070)
            ---------------------------------------------------------------------------

                       See notes to financial statements.

CHASE VISTA STRATEGIC INCOME FUND
Portfolio of Investments (Continued)

As of April 30, 2000 (unaudited)
(Amounts in Thousands)


  Principal
     Amount
      (USD)        Issuer                                                      Value
------------------------------------------------------------------------------------------
Long-Term Investments -- Continued
------------------------------------------------------------------------------------------
                   Asset Backed Securities -- 0.4%
                   -------------------------------
$   25             American Express Credit Account Master Trust, Ser.
                    1997-1, Class A, 6.40%, 04/15/05+                         $   25
                   Citibank Credit Card Master Trust I,
    25              Ser. 1997-2, Class A, 6.55%, 02/15/04+                        25
    50              Ser. 1998-3, Class A, 5.80%, 02/07/05+                        47
                   -----------------------------------------------------------------------
                   Total Asset Backed Securities                                  97
                   (Cost $101)
                   -----------------------------------------------------------------------
     Shares
                   Warrant -- 0.0%
                   ---------------
                   Telecommunications -- 0.0%
     1             Startec Global Communications Corp., expires 05/15/08,          1
                   (Cost $0)
------------------------------------------------------------------------------------------
                   Total Long-Term Investments                                20,032
                   (Cost $20,606)
------------------------------------------------------------------------------------------
Short-Term Investments -- 16.9%
------------------------------------------------------------------------------------------


   Principal
      Amount
       (USD)
                  Commercial Paper -- 6.6%
                  ------------------------
  $       300     American Express Credit Corp., 5.94%, 05/03/00               300
          400     Associates Corp. of North America, 5.80%, 05/01/00           400
                  Ford Motor Credit Co.,
          100      6.00%, 05/04/00                                             100
          110      6.02%, 05/04/00                                             110
                  General Electric Capital Corp.,
          172      5.96%, 05/08/00                                             172
          201      5.97%, 05/04/00                                             201
          300     Household Finance Corp., 6.01%, 05/04/00                     300
                  ------------------------------------------------------------------------
                  Total Commercial Paper                                     1,583
                  (Cost $1,583)
                  ------------------------------------------------------------------------
                  Repurchase Agreement -- 10.3%
                  -----------------------------
        2,478     Greenwich Capital Markets, Inc., 5.80%, due 05/01/00
                   (Dated 04/28/00, Proceeds $2,479, Secured by FHLMC,
                   $2,779, 6.50%, due 11/15/29; Market Value $2,532)         2,478
                   (Cost $2,478)
------------------------------------------------------------------------------------------
                  Total Short-Term Investments                               4,061
                  (Cost $4,061)
------------------------------------------------------------------------------------------
                  Total Investments -- 100.0%                              $24,093
                  (Cost $24,667)
------------------------------------------------------------------------------------------


                       See notes to financial statements.

       CHASE VISTA STRATEGIC INCOME FUND
       Portfolio of Investments (Continued)

Index:
*     -- Non-Income producing security.
#     -- Security may only be sold to qualified institutional buyers.
@     -- All or a portion of this security is segregated for futures contracts.
+     -- All or a portion of this security is segregated for forward foreign currency contracts.
DN    -- Discount Note. The rate shown is the effective yield at the time of purchase.
FHLMC -- Federal Home Loan Mortgage Corporation.
FRN   -- Floating Rate Note. The maturity date is the actual maturity date; the rate shown is the rate in effect at April 30, 2000.
IRB   -- Interest Reduction Bond.
MTN   -- Medium Term Note.
PDI   -- Past Due Interest Bond.
SUB   -- Step-up Bond. The maturity date shown is the earlier of the call date or the maturity date; the rate shown is the rate in effect at April 30, 2000.


                       See notes to financial statements.

--------------------------------------------------------------------------------

       STATEMENT OF ASSETS AND LIABILITIES April 30, 2000 (unaudited)

--------------------------------------------------------------------------------

(Amounts in Thousands, Except Per Share Amounts)

                                                U.S. Treasury   U.S. Government
                                                   Income         Securities        Bond
                                                    Fund             Fund           Fund
---------------------------------------------------------------------------------------------
   ASSETS:
    Investment securities, at value (Note 1)    $72,089         $47,347            $52,624
    Cash ......................................      --               1                 --
    Other assets ..............................       1               1                  1
    Receivables:
     Interest .................................     969             391                672
     Fund shares sold .........................   1,054             410                  9
     Variation margin on futures contracts.....      --              --                  8
     Expense reimbursement
     from Distributor .........................      --               2                 --
---------------------------------------------------------------------------------------------
       Total Assets ...........................  74,113          48,152             53,314
---------------------------------------------------------------------------------------------
   LIABILITIES:
    Payables:
     Fund shares redeemed .....................      83              70                  5
     Variation margin on futures contracts.....       3              --                 --
     Dividends ................................      57             227                 98
    Accrued liabilities: (Note 2)
     Investment advisory fees .................       9              --                 --
     Administration fees ......................       9              --                  2
     Shareholder servicing fees ...............       8               8                  5
     Distribution fees ........................       9              --                  6
     Custodian fees ...........................      17              12                 18
     Other ....................................      78              43                 87
---------------------------------------------------------------------------------------------
       Total Liabilities ......................     273             360                221
---------------------------------------------------------------------------------------------
   NET ASSETS:
    Paid in capital ...........................  84,760          50,726             57,504
    Accumulated undistributed/
    (distributions in excess of) net
    investment income .........................     (62)            (12)                13
    Accumulated net realized loss on
    investment and futures transactions .......  (7,798)         (2,984)            (2,923)
    Net unrealized appreciation
    (depreciation) of investments and
    futures contracts .........................  (3,060)             62             (1,501)
---------------------------------------------------------------------------------------------
       Total Net Assets ....................... $73,840         $47,792            $53,093
---------------------------------------------------------------------------------------------
   Shares of beneficial interest outstanding
   ($.001 par value; unlimited number of
   shares authorized):
    Class A Shares ............................   5,641             296              3,023
    Class B Shares ............................   1,349              --                365
    Class I Shares ............................      --           4,710              1,964
   Net Asset Value:
    Class A Shares (and redemption price) ..... $ 10.57         $  9.57            $  9.92
    Class B Shares* ........................... $ 10.55              --            $  9.96
    Class I Shares (and redemption price) .....      --         $  9.55            $  9.91
   Class A Maximum Public Offering Price
   Per Share (net asset value per share /
   95.5%, 95.5% and 95.5%) .................... $ 11.07         $ 10.02            $ 10.39
---------------------------------------------------------------------------------------------
   Cost of investments ........................ $75,085         $47,285            $54,185
---------------------------------------------------------------------------------------------

* Redemption price may be reduced by contingent deferred sales charge.

                       See notes to financial statements.

--------------------------------------------------------------------------------
       STATEMENT OF ASSETS AND LIABILITIES April 30, 2000 (unaudited)
--------------------------------------------------------------------------------

(Amounts in Thousands, Except Per Share Amounts)

                                                                Short-Term   Strategic
                                                                  Bond        Income
                                                                  Fund         Fund
---------------------------------------------------------------------------------------------
   ASSETS:
    Investment securities, at value (Note 1) ................. $48,396      $24,093
    Cash .....................................................       1           83
    Other assets .............................................       1           --
    Receivables:
     Investment securities sold ..............................      --          188
     Interest ................................................     586          426
     Fund shares sold ........................................     247          237
     Expense reimbursement from Distributor ..................       1           21
---------------------------------------------------------------------------------------------
       Total Assets ..........................................  49,232       25,048
---------------------------------------------------------------------------------------------
   LIABILITIES:
    Payables:
     Investment securities purchased .........................      --          757
     Fund shares redeemed ....................................     424           15
     Dividends ...............................................      77          128
     Open forward foreign currency contracts .................      --            5
    Accrued liabilities: (Note 2)
     Shareholder servicing fees ..............................       3            3
     Distribution fees .......................................       5           10
     Custodian fees ..........................................      14            8
     Other ...................................................      79           21
---------------------------------------------------------------------------------------------
       Total Liabilities .....................................     602          947
---------------------------------------------------------------------------------------------
   NET ASSETS:
    Paid in capital ..........................................  51,195       24,857
    Accumulated undistributed/(distributions in excess of)
    net investment income ....................................      11          (88)
    Accumulated net realized loss on investment and futures
    transactions .............................................  (1,796)         (89)
    Net unrealized depreciation of investments and foreign
    currency transactions ....................................    (780)        (579)
---------------------------------------------------------------------------------------------
       Total Net Assets ...................................... $48,630      $24,101
---------------------------------------------------------------------------------------------
   Shares of beneficial interest outstanding ($.001 par value;
   unlimited number of shares authorized):
    Class A Shares ...........................................   1,997          220
    Class B Shares ...........................................      --          640
    Class C Shares ...........................................      --          292
    Class M Shares ...........................................     400        1,410
    Class I Shares ...........................................   2,573           --
   Net Asset Value:
    Class A Shares (and redemption price) .................... $  9.78      $  9.41
    Class B Shares* ..........................................      --      $  9.41
    Class C Shares* ..........................................      --      $  9.41
    Class M Shares (and redemption price) .................... $  9.78      $  9.41
    Class I Shares (and redemption price) .................... $  9.79           --
   Class A Maximum Public Offering Price Per Share (net asset
   value per share / 98.5% and 95.5%) ........................ $  9.93      $  9.85
---------------------------------------------------------------------------------------------
   Class M Maximum Public Offering Price Per Share (net
   asset value per share / 98.5% and 97.0%) .................. $  9.93      $  9.70
---------------------------------------------------------------------------------------------
   Cost of investments ....................................... $49,176      $24,667
---------------------------------------------------------------------------------------------

* Redemption price may be reduced by contingent deferred sales charge.

                       See notes to financial statements.

--------------------------------------------------------------------------------
       STATEMENT OF OPERATIONS For the six months ended April 30, 2000
       (unaudited)
--------------------------------------------------------------------------------

(Amounts in Thousands)

                                       U.S. Treasury   U.S. Government
                                          Income          Securities         Bond
                                           Fund              Fund            Fund
---------------------------------------------------------------------------------------------
   INTEREST INCOME:                      $2,811          $1,683             $1,973
---------------------------------------------------------------------------------------------
   EXPENSES: (Note 2)
    Investment advisory fees ...........    115              74                 87
    Administration fees ................     58              37                 43
    Shareholder servicing fees .........     96              61                 72
    Distribution fees ..................    134               3                 56
    Custodian fees .....................     22              36                 56
    Printing and postage ...............     13              10                 14
    Professional fees ..................     16              16                 15
    Registration expenses ..............     13               9                 11
    Transfer agent fees ................     65              17                 40
    Trustees' fees .....................      2               1                  1
    Other ..............................      1               1                  1
---------------------------------------------------------------------------------------------
       Total expenses ..................    535             265                396
---------------------------------------------------------------------------------------------
    Less amounts waived
    (Note 2E) ..........................    178             124                174
    Less earnings credits
    (Note 2F) ..........................      1               1                 17
    Less expenses
    reimbursements (Note 2F) ...........     --               2                 --
---------------------------------------------------------------------------------------------
      Net expenses .....................    356             138                205
---------------------------------------------------------------------------------------------
       Net investment
       income ..........................  2,455           1,545              1,768
---------------------------------------------------------------------------------------------
   REALIZED AND UNREALIZED GAIN
   (LOSS) ON INVESTMENTS:
    Net realized loss on:
    Investments ........................ (1,432)           (986)              (935)
    Futures transactions ...............    (41)             --                (68)
    Change in net unrealized
    appreciation/depreciation of:
    Investments ........................    672             455               (548)
    Futures contracts ..................    (65)             --                 69
---------------------------------------------------------------------------------------------
    Net realized and unrealized loss
    on investments and futures
    transactions .......................   (866)           (531)            (1,482)
---------------------------------------------------------------------------------------------
    Net increase in net assets
    from operations .................... $1,589          $1,014             $  286
---------------------------------------------------------------------------------------------

                       See notes to financial statements.

--------------------------------------------------------------------------------

STATEMENT OF OPERATIONS For the six months ended April 30, 2000 (unaudited)

--------------------------------------------------------------------------------

(Amounts in Thousands)

                                                          Short-Term   Strategic
                                                            Bond        Income
                                                            Fund         Fund
---------------------------------------------------------------------------------------------
   INTEREST INCOME:                                      $    1,539    $   1,086
---------------------------------------------------------------------------------------------
   EXPENSES: (Note 2)
    Investment advisory fees ...........................         62           60
    Administration fees ................................         37           18
    Shareholder servicing fees .........................         62           33
    Distribution fees ..................................         33           67
    Custodian fees .....................................         47           41
    Printing and postage ...............................          8            1
    Professional fees ..................................         21            7
    Registration expenses ..............................          7           30
    Transfer agent fees ................................         29           40
    Trustees' fees .....................................          1            1
    Other ..............................................          2           --
---------------------------------------------------------------------------------------------
       Total expenses ..................................        309          298
---------------------------------------------------------------------------------------------
    Less amounts waived (Note 2E) ......................        149          107
    Less earnings credits (Note 2F) ....................          3            4
    Less expenses reimbursements (Note 2F) .............          7           32
---------------------------------------------------------------------------------------------
      Net expenses .....................................        150          155
---------------------------------------------------------------------------------------------
       Net investment income ...........................      1,389          931
---------------------------------------------------------------------------------------------
   REALIZED AND UNREALIZED GAIN
   (LOSS) ON INVESTMENTS:
    Net realized gain (loss) on:
    Investments ........................................       (212)          19
    Futures transactions ...............................        (83)          --
    Foreign currency transactions ......................         --          (16)
    Change in net unrealized appreciation/
    depreciation of:
    Investments ........................................       (543)        (435)
    Foreign currency transactions ......................         --           (7)
---------------------------------------------------------------------------------------------
    Net realized and unrealized loss on investments,
    futures and foreign currency transactions ..........       (838)        (439)
---------------------------------------------------------------------------------------------
    Net increase in net assets from operations ......... $      551    $     492
---------------------------------------------------------------------------------------------

                       See notes to financial statements.

--------------------------------------------------------------------------------

       STATEMENT OF CHANGES IN NET ASSETS For the periods indicated (unaudited)
--------------------------------------------------------------------------------

Statement of Changes in Net Assets For the periods indicated (unaudited) (Amounts in Thousands)

                                                              U.S. Treasury         U.S. Government              Bond
                                                               Income Fund          Securities Fund              Fund
                                                          ---------------------- ---------------------- -----------------------
                                                            11/1/99      Year      11/1/99      Year      11/1/99       Year
                                                            Through      Ended     Through      Ended     Through      Ended
                                                            4/30/00    10/31/99    4/30/00    10/31/99    4/30/00     10/31/99
-------------------------------------------------------------------------------------------------------------------------------
  INCREASE (DECREASE) IN NET ASSETS
  FROM OPERATIONS:
   Net investment income ................................ $ 2,455     $ 5,514    $ 1,545     $ 2,873    $ 1,768     $ 3,378
   Net realized gain (loss) on investments
   and futures transactions .............................  (1,473)     (2,752)      (986)     (1,876)    (1,003)     (1,813)
   Change in net unrealized appreciation/
   depreciation of investments and futures
   contracts ............................................     607      (4,981)       455      (2,179)      (479)     (2,020)
-------------------------------------------------------------------------------------------------------------------------------
     Increase (decrease) in net assets from
     operations .........................................   1,589      (2,219)     1,014      (1,182)       286        (455)
-------------------------------------------------------------------------------------------------------------------------------
  Net equalization debits ...............................      --          --         --          --        (36)         --
-------------------------------------------------------------------------------------------------------------------------------
  DISTRIBUTIONS TO SHAREHOLDERS FROM: (Note 1)
   Net investment income ................................  (2,453)     (5,515)    (1,544)     (2,874)    (1,701)     (3,383)
   Net realized gain on investment transactions .........      --          --         --        (714)        --        (933)
-------------------------------------------------------------------------------------------------------------------------------
     Total distributions to shareholders ................  (2,453)     (5,515)    (1,544)     (3,588)    (1,701)     (4,316)
-------------------------------------------------------------------------------------------------------------------------------
  Increase (decrease) in net assets from capital share
  transactions# ......................................... (10,224)     14,904     (3,540)       (570)    (7,707)      6,743
-------------------------------------------------------------------------------------------------------------------------------
     Total increase (decrease) in net assets ............ (11,088)      7,170     (4,070)     (5,340)    (9,158)      1,972
  NET ASSETS:
   Beginning of period ..................................  84,928      77,758     51,862      57,202     62,251      60,279
-------------------------------------------------------------------------------------------------------------------------------
   End of period ........................................ $73,840     $84,928    $47,792     $51,862    $53,093     $62,251
-------------------------------------------------------------------------------------------------------------------------------

# See detailed Capital Share Transactions.

                       See notes to financial statements.

--------------------------------------------------------------------------------

       STATEMENT OF CHANGES IN NET ASSETS For the periods indicated (unaudited)

--------------------------------------------------------------------------------

Statement of Changes in Net Assets For the periods indicated (unaudited) (Amounts in Thousands)


                                                                                                 Short-Term
                                                                                                  Bond Fund
                                                                                           -----------------------
                                                                                              11/1/99      Year
                                                                                              Through      Ended
                                                                                              4/30/00    10/31/99
                                                                                           ------------ ----------
  INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS:
   Net investment income .................................................................   $ 1,389    $ 2,521
   Net realized gain (loss) on investments, futures and foreign currency transactions ....      (295)      (684)
   Change in net unrealized appreciation/depreciation of investments and foreign currency
   transactions ..........................................................................      (543)      (352)
------------------------------------------------------------------------------------------------------------------
     Increase in net assets from operations ..............................................       551      1,485
------------------------------------------------------------------------------------------------------------------
  Net equalization credits (debits) ......................................................        (1)        8
------------------------------------------------------------------------------------------------------------------
  DISTRIBUTIONS TO SHAREHOLDERS FROM: (Note 1)
   Net investment income .................................................................    (1,367)    (2,538)
   Net realized gain on investment transactions ..........................................        --         --
------------------------------------------------------------------------------------------------------------------
     Total distributions to shareholders .................................................    (1,367)    (2,538)
------------------------------------------------------------------------------------------------------------------
  Increase (decrease) in net assets from capital share transactions# .....................    (3,499)     3,012
------------------------------------------------------------------------------------------------------------------
     Total increase (decrease) in net assets .............................................    (4,316)     1,967
  NET ASSETS:
   Beginning of period ...................................................................    52,946     50,979
------------------------------------------------------------------------------------------------------------------
   End of period .........................................................................   $48,630    $52,946
------------------------------------------------------------------------------------------------------------------

                                                                                                 Strategic
                                                                                                Income Fund
                                                                                           ----------------------
                                                                                             11/1/99    11/30/98*
                                                                                             Through     Through
                                                                                             4/30/00    10/31/99
                                                                                           ----------- ----------
  INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS:
   Net investment income .................................................................  $   931     $   512
   Net realized gain (loss) on investments, futures and foreign currency transactions ....        3        (108)
   Change in net unrealized appreciation/depreciation of investments and foreign currency
   transactions ..........................................................................     (442)       (137)
------------------------------------------------------------------------------------------------------------------
     Increase in net assets from operations ..............................................      492         267
------------------------------------------------------------------------------------------------------------------
  Net equalization credits (debits) ......................................................        4          77
------------------------------------------------------------------------------------------------------------------
  DISTRIBUTIONS TO SHAREHOLDERS FROM: (Note 1)
   Net investment income .................................................................     (933)       (587)
   Net realized gain on investment transactions ..........................................       --          --
------------------------------------------------------------------------------------------------------------------
     Total distributions to shareholders .................................................     (933)       (587)
------------------------------------------------------------------------------------------------------------------
  Increase (decrease) in net assets from capital share transactions# .....................     (212)     24,993
------------------------------------------------------------------------------------------------------------------
     Total increase (decrease) in net assets .............................................     (649)     24,750
  NET ASSETS:
   Beginning of period ...................................................................   24,750          --
------------------------------------------------------------------------------------------------------------------
   End of period .........................................................................  $24,101     $24,750
------------------------------------------------------------------------------------------------------------------

* Commencement of operations.
# See detailed Capital Share Transactions.

                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA FUNDS
       Capital Share Transactions (unaudited)
--------------------------------------------------------------------------------

       CAPITAL SHARE TRANSACTIONS
       For the periods indicated (unaudited)
       (Amounts in Thousands)

       U.S. TREASURY INCOME FUND

------------------------------------------------------------------------------------------------------------
                                                          Class A                              Class B
------------------------------------------------------------------------------------------------------------
                                                                     Six Months Ended April 30, 2000
                                                           Amount        Shares        Amount        Shares
------------------------------------------------------------------------------------------------------------
      Shares sold                                         $   6,841           622      $  1,043          99
      Shares issued in reinvestment of distributions          1,480           140           277          26
      Shares redeemed                                       (16,573)       (1,568)       (3,292)       (289)
------------------------------------------------------------------------------------------------------------
      Net decrease in Fund shares outstanding             $  (8,252)         (806)     $ (1,972)       (164)
============================================================================================================
                                                                       Year Ended October 31, 1999
------------------------------------------------------------------------------------------------------------
      Shares sold                                         $  57,807         5,213      $  9,821         879
      Shares issued in reinvestment of distributions          3,974           361           710          64
      Shares redeemed                                       (49,804)       (4,533)       (7,604)       (691)
------------------------------------------------------------------------------------------------------------
      Net increase in Fund shares outstanding             $  11,977         1,041      $  2,927         252
============================================================================================================
       U.S. GOVERNMENT SECURITIES FUND
------------------------------------------------------------------------------------------------------------
                                                             Class A                          Class I
------------------------------------------------------------------------------------------------------------
                                                                      Six Months Ended April 30, 2000
                                                              Amount       Shares     Amount        Shares
------------------------------------------------------------------------------------------------------------
      Shares sold                                             $  1,047       108      $  4,963         525
      Shares issued in reinvestment of distributions                72         7            18           2
      Shares redeemed                                             (773)      (81)       (8,867)       (927)
------------------------------------------------------------------------------------------------------------
      Net increase (decrease) in Fund shares outstanding      $    346        34      $ (3,886)       (400)
============================================================================================================
                                                                        Year Ended October 31, 1999
------------------------------------------------------------------------------------------------------------
      Shares sold                                             $  2,243       217      $  7,776         770
      Shares issued in reinvestment of distributions               207        20            59           6
      Shares redeemed                                           (2,940)     (290)       (7,915)       (801)
------------------------------------------------------------------------------------------------------------
      Net decrease in Fund shares outstanding                 $   (490)      (53)     $    (80)        (25)
============================================================================================================

                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA FUNDS
       Capital Share Transactions (unaudited)
--------------------------------------------------------------------------------
       CAPITAL SHARE TRANSACTIONS
       For the periods indicated (unaudited)
       (Amounts in Thousands)


       BOND FUND

--------------------------------------------------------------------------------------------------------------------------
                                                            Class A              Class B                     Class I
--------------------------------------------------------------------------------------------------------------------------
                                                                            Six Months Ended April 30, 2000
                                                            Amount      Shares    Amount      Shares   Amount      Shares
--------------------------------------------------------------------------------------------------------------------------
      Shares sold                                           $  3,254       323    $    476       47    $  1,280       128
      Shares issued in reinvestment of distributions             436        44          78        8         554        55
      Shares redeemed                                         (8,020)     (798)     (1,151)    (114)     (4,614)     (460)
--------------------------------------------------------------------------------------------------------------------------
      Net decrease in Fund shares outstanding               $ (4,330)     (431)   $   (597)     (59)   $ (2,780)     (277)
==========================================================================================================================
                                                                              Year Ended October 31, 1999
--------------------------------------------------------------------------------------------------------------------------
      Shares sold                                           $ 12,962     1,220    $  2,853      270    $  9,383       900
      Shares issued in reinvestment of distributions           1,147       109         248       23       1,341       128
      Shares redeemed                                         (9,843)     (946)     (3,258)    (310)     (8,090)     (778)
--------------------------------------------------------------------------------------------------------------------------
      Net increase (decrease) in Fund shares outstanding    $  4,266       383    $   (157)     (17)   $  2,634       250
==========================================================================================================================

       SHORT-TERM BOND FUND

--------------------------------------------------------------------------------------------------------------------------
                                                            Class A                  Class M                    Class I
--------------------------------------------------------------------------------------------------------------------------
                                                                              Six Months Ended April 30, 2000
--------------------------------------------------------------------------------------------------------------------------
                                                             Amount      Shares      Amount     Shares   Amount      Shares
--------------------------------------------------------------------------------------------------------------------------
      Shares sold                                           $  14,880       1,506    $ 1,632      165    $   5,519     559
      Shares issued in reinvestment of distributions              331          34          2       --          526      53
      Shares redeemed                                         (17,628)     (1,784)      (711)     (72)      (8,050    (815)
--------------------------------------------------------------------------------------------------------------------------
      Net increase (decrease) in Fund shares outstanding    $  (2,417)       (244)   $   923       93    $  (2,005    (203)
==========================================================================================================================
                                                                               Year Ended October 31, 1999*
--------------------------------------------------------------------------------------------------------------------------
      Shares sold                                           $  40,270       4,014    $ 3,171      319    $   9,765     971
      Shares issued in reinvestment of distributions              620          62          3       --        1,033     103
      Shares redeemed                                         (37,881)     (3,779)      (122)     (12)     (13,847  (1,379)
--------------------------------------------------------------------------------------------------------------------------
      Net increase (decrease) in Fund shares outstanding    $   3,009         297    $ 3,052      307    $  (3,049    (305)
==========================================================================================================================

       *For Class M shares, from commencement of offering on July 1, 1999.

                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA FUNDS
       Capital Share Transactions (unaudited)
--------------------------------------------------------------------------------
       CAPITAL SHARE TRANSACTIONS
       For the periods indicated (unaudited)
       (Amounts in Thousands)


       STRATEGIC INCOME FUND

--------------------------------------------------------------------------------------------------------------------------
                                                            Class A             Class B                     Class C
--------------------------------------------------------------------------------------------------------------------------
                                                                           Six Months Ended April 30, 2000
                                                            Amount      Shares   Amount      Shares   Amount      Shares
--------------------------------------------------------------------------------------------------------------------------
      Shares sold                                           $    989       97    $  2,001      208    $  1,153       120
      Shares issued in reinvestment of distributions              61        7         100       10          62         6
      Shares redeemed                                         (2,076)    (210)     (1,277)    (132)     (1,908)     (197)
--------------------------------------------------------------------------------------------------------------------------
      Net increase (decrease) in Fund shares outstanding    $ (1,026)    (106)   $    824       86    $   (693)      (71)
==========================================================================================================================
                                                                            Period Ended October 31, 1999*
      Shares sold                                           $  3,198      327    $  5,484      563    $  3,569       364
      Shares issued in reinvestment of distributions             103       11         104       10          78         8
      Shares redeemed                                           (112)     (12)       (188)     (19)        (90)       (9)
--------------------------------------------------------------------------------------------------------------------------
      Net increase in Fund shares outstanding               $  3,189      326    $  5,400      554    $  3,557       363
==========================================================================================================================


--------------------------------------------------------------------------------------------------------------------------
                                                              Class I                          Class M
--------------------------------------------------------------------------------------------------------------------------
                                                                     Six Months Ended April 30, 2000**
                                                              Amount        Shares     Amount       Shares
--------------------------------------------------------------------------------------------------------------------------
      Shares sold                                             $     --         --      $ 2,542         267
      Shares issued in reinvestment of distributions                --         --            1          --
      Shares redeemed                                           (1,037)      (108)        (823)        (86)
--------------------------------------------------------------------------------------------------------------------------
      Net increase (decrease) in Fund shares outstanding      $ (1,037)      (108)     $ 1,720         181
==========================================================================================================================
                                                                       Period Ended October 31, 1999*
--------------------------------------------------------------------------------------------------------------------------
      Shares sold                                             $  1,000        100      $11,772       1,229
      Shares issued in reinvestment of distributions                75          8           --          --
      Shares redeemed                                               --         --           --          --
--------------------------------------------------------------------------------------------------------------------------
      Net increase in Fund shares outstanding                 $  1,075        108      $11,772       1,229
==========================================================================================================================

        * For Class A, B, C and I shares, from commencement of operations on November 30, 1998. For Class M shares, from commencement of offering on October 28, 1999.
       ** All outstanding Class I shares were redeemed effective November 5,
          1999. The Fund continues to offer Class I shares for sale.

                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA FUNDS NOTES TO FINANCIAL STATEMENTS (unaudited)
--------------------------------------------------------------------------------

1. Organization and Significant Accounting Policies

Mutual Fund Group (the "Trust") was organized on May 11, 1987 as a Massachusetts Business Trust, and is registered under the Investment Company Act of 1940, as amended, (the "1940 Act") as an open-end management investment company. U.S. Treasury Income Fund ("USTI"), U.S. Government Securities Fund ("USGS"), Bond Fund ("BF"), Short-Term Bond Fund ("STBF") and Strategic Income Fund ("SIF"), collectively, the "Funds", are separate portfolios of the Trust.

The Funds offer various classes of shares as follows:

  Fund    Classes Offered
--------------------------------------------------------------------------------
  USTI    Class A, Class B
  USGS    Class A, Institutional
  BF      Class A, Class B, Institutional
  STBF    Class A, Class M, Institutional
  SIF     Class A, Class B, Class C, Class M, Institutional

Class A and Class M shares generally provide for a front-end sales charge while Class B and C shares provide for a contingent deferred sales charge. No sales charges are assessed with respect to the Institutional Class ("Class I"). All classes of shares have equal rights as to earnings, assets and voting privileges except that each class may bear different distribution fees and each class has exclusive voting rights with respect to its distribution plan.

The following is a summary of significant accounting policies followed by the
Funds:

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

   A. Valuation of investments -- Bonds and other fixed income securities (other than short-term obligations), including listed issues, are valued on the basis of valuations supplied by pricing services or by matrix pricing systems of a major dealer in bonds. Short-term debt securities with 61 days or more to maturity at time of purchase are valued, through the 61st day prior to maturity, at market value based on quotations obtained from market makers or other appropriate sources; thereafter, the value on the 61st day is amortized on a straight-line basis over the remaining number of days to maturity. Short-term investments with 60 days or less to maturity at time of purchase are valued at amortized cost, which approximates market. Portfolio securities for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Trustees.

   B. Repurchase agreements -- It is the Fund's policy that repurchase agreements are fully collateralized by U.S. Treasury and Government Agency securities. All collateral is held by the Fund's custodian bank, subcustodian, or a bank with which the custodian bank has entered into a subcustodian agreement, or is segregated in the Federal Reserve Book Entry System. In connection with transactions in repurchase agreements, if the seller defaults and the value of the collateral declines, or if the seller enters

CHASE VISTA FUNDS NOTES TO FINANCIAL STATEMENTS (unaudited)
Continued

   an insolvency proceeding, realization of the collateral by the Fund may be delayed or limited.

   C. Futures contracts -- When a Fund enters into a futures contract, it makes an initial margin deposit in a segregated account, either in cash or liquid securities. Thereafter, the futures contract is marked to market and the Fund makes (or receives) additional cash payments daily to the broker. Changes in the value of the contract are recorded as unrealized appreciation/depreciation until the contract is closed or settled.

   The Funds invest in exchange-traded interest rate futures and options for hedging purposes, to either modify the duration of the portfolio, modify the yield curve exposure of the portfolio, or in anticipation of buying or selling a specific security.

   Use of long futures contracts subjects the Fund to risk of loss in excess of the amounts shown on the Statement of Assets and Liabilities, up to the nominal value of the futures contracts.

   The Funds may enter into futures contracts only on exchanges or boards of trade. The exchange or board of trade acts as the counterparty to each futures transaction, therefore, the Fund's credit risk is limited to failure of the exchange or board of trade.

   As of April 30, 2000, the Funds had outstanding futures contracts as listed on the Fund's Portfolio of Investments.

   D. Forward foreign currency exchange contracts -- SIF may enter into forward foreign currency contracts (obligations to purchase or sell foreign currency in the future on a date and price fixed at the time the contracts are entered into) to hedge the Fund against fluctuations in the value of its assets or liabilities due to change in the value of foreign currencies. Each day the forward contract is open, changes in the value of the contract are recognized as unrealized gains or losses by "marking to market". When the forward contract is closed, or the delivery of the currency is made or taken, SIF records a realized gain or loss equal to the difference between the proceeds from (or cost of ) the closing transaction and the Fund's basis in the contract. SIF is subject to off-balance sheet risk to the extent of the value of the contracts for purchases of foreign currency and in an unlimited amount for sales of foreign currency.

   At April 30, 2000, SIF had outstanding forward foreign currency contracts as detailed in Note 5.

   E. Security transactions and investment income -- Investment transactions are accounted for on the trade date (the date the order to buy or sell is executed). Securities gains and losses are calculated on the identified cost basis. Interest income is determined on the basis of coupon interest accrued adjusted for amortization of premiums, except USTI, and accretion of discounts.

   Purchases of To Be Announced (TBA) or other delayed delivery securities may be settled a month or more after the trade date; interest income is not accrued until settlement date. Each Fund segregates assets with a current value at least equal to the amount of its TBA purchase commitments.

CHASE VISTA FUNDS NOTES TO FINANCIAL STATEMENTS (unaudited)
Continued

   F. Foreign Currency Translation -- The books and records of the Funds are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at the official exchange rates, or at the mean of the current bid and asked prices, of such currencies against the U.S. dollar as quoted by a major bank, on the following basis.

      1. Market value of investment securities and other assets and liabilities: at the closing rate of exchange at the balance sheet date.

      2. Purchases and sales of investment securities, income and expenses: at the rates of exchange prevailing on the respective dates of such transactions.

   Although the net assets of the Funds are presented at the foreign exchange rates and market values at the close of the periods, the Funds do not isolate that portion of the results of operations arising as a result of changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of securities held during the year. Similarly, the Funds do not isolate the effect of changes in foreign exchange rates from the fluctuations arising from changes in the market prices of long-term debt securities sold during the year. Accordingly, such realized foreign currency gains (losses) are included in the reported net realized gains (losses) on security transactions.

   Reported realized foreign exchange gains or losses arise from disposition of foreign currency, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Funds' books on the transaction date and the U.S. dollar equivalent of the amounts actually received or paid. Unrealized foreign exchange gains and losses arise from changes (due to changes in the exchange rate) in the value of foreign currency and other assets and liabilities denominated in foreign currencies which are held at period end.

   G. Expenses -- Expenses directly attributable to a Fund are charged to that Fund; other expenses of the Trust are allocated proportionately among each of the Funds within the Trust in relation to the net assets of each Fund or on another reasonable basis. Expenses directly attributable to a particular class are charged directly to such class. In calculating net asset value per share of each class, investment income, realized and unrealized gains and losses and expenses other than class specific expenses are allocated daily to each class of shares based upon the proportion of net assets of each class at the beginning of each day.

   H. Federal income taxes -- Each Fund is treated as a separate taxable entity for Federal income tax purposes. The Fund's policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders all of its distributable net investment income, and net realized gain on investments. In addition, the Funds intend to make distributions as required to avoid excise taxes. Accordingly, no provision for Federal income or excise tax is necessary.

CHASE VISTA FUNDS NOTES TO FINANCIAL STATEMENTS (unaudited)
Continued

   I. Equalization -- In 1999, BF, STBF and SIF adopted the accounting practice known as equalization by which a portion of the proceeds from sales and costs of redemptions of Trust shares of beneficial interest equivalent, on a per-share basis, to the amount of undistributed net investment income on the date of the transaction, is credited or charged to undistributed net investment income. As a result, undistributed net investment income per share is unaffected by sales or redemptions of Trust shares.

   J. Distributions to shareholders -- Dividends and distributions paid to shareholders are recorded on the ex-dividend date. The amount of dividends and distributions from net investment income and net realized capital gains is determined in accordance with Federal income tax regulations, which may differ from generally accepted accounting principles. To the extent these "book/tax" differences are permanent in nature, (i.e., that they result from other than timing of recognition --"temporary differences") such amounts are reclassified within the capital accounts based on their Federal tax-basis treatment. Dividends and distributions which exceed net investment income or net realized capital gains for financial reporting purposes but not for tax purposes are reported as distributions in excess of net investment income or net realized capital gains.

   K. Dollar rolls -- The Funds (with the exception of USTI) may enter into dollar rolls in which the Funds sell mortgage-backed securities for delivery in the current month and simultaneously contract to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period, the Funds forgo principal and interest paid on the securities. The Funds are compensated by the interest earned on the cash proceeds of the initial sale and a fee earned for entering into the roll transaction. The fee is amortized into income over the duration of the roll transaction.

2. Fees and Other Transactions with Affiliates

   A. Investment advisory fee -- Pursuant to separate Investment Advisory Agreements, The Chase Manhattan Bank ("Chase" or the "Adviser") acts as the Investment Adviser to the Funds. Chase is a direct wholly-owned subsidiary of The Chase Manhattan Corporation. As Investment Adviser, Chase supervises the investments of the Funds and for such services is paid a fee. The fee is computed daily and paid monthly at an annual rate equal to 0.30%, 0.30%, 0.30%, 0.25% and 0.50% of the average daily net assets for USTI, USGS, BF, STBF and SIF, respectively. The Adviser voluntarily waived fees as outlined in Note 2.E. below.

   Chase Asset Management, Inc. ("CAM"), a registered investment adviser, is the sole sub-investment adviser to each Fund, except SIF, pursuant to a Sub-Investment Advisory Agreement between CAM and Chase. CAM is a wholly owned subsidiary of Chase and is entitled to receive a fee, payable by Chase from its advisory fee, at an annual rate equal to 0.15% for USTI, USGS and BF, and 0.10% for STBF of average daily net assets.

   CAM and State Street Research & Management Company (SSR) are the two sub-advisers to the Strategic Income Fund. SSR is a wholly-owned subsidiary of the Metropolitan Life Insurance Company. CAM makes the

CHASE VISTA FUNDS NOTES TO FINANCIAL STATEMENTS (unaudited)
Continued

   day-to-day investment decisions for the Strategic Income Fund except that SSR makes the day-to-day investment decisions for the portion of the Strategic Income Fund that is allocated to lower-rated high yield securities of U.S. issuers. For their services, CAM and SSR are entitled to receive fees, payable by Chase from its advisory fee at an annual rate equal to 0.25% and 0.35%, respectively, of the average daily net assets managed by each sub-adviser.

   B. Shareholder servicing fees -- The Trust has adopted an Administrative Services Plan which, among other things, provides that the Trust on behalf of the Funds may obtain the services of one or more Shareholder Servicing Agents. For its services, the Shareholder Servicing Agent will receive a fee. Except for SIF Class M Shares, the fee is computed daily and paid monthly at an annual rate equal to 0.25% of the average daily net assets of the Funds. For SIF Class M Shares, the fee is computed daily and paid monthly at an annual rate equal to 0.30% of the average daily net assets.

   Since inception of the Funds, Chase, and certain affiliates have been the only Shareholder Servicing Agents of the Funds. The Shareholder Servicing Agents have voluntarily waived fees as outlined in Note 2.E. below.

   C. Distribution and sub-administration fees -- Pursuant to a Distribution and Sub-Administration Agreement, Vista Fund Distributors, Inc. (the "Distributor"), a wholly owned subsidiary of The BISYS Group, Inc. ("BISYS"), is the Trust's exclusive underwriter and promotes and arranges for the sale of each Fund's shares. In addition, the Distributor provides certain sub-administration services to the Trust, including providing officers, clerical staff and office space for an annual fee of 0.05% of the average daily net assets of each Fund.

   The Trustees have adopted Distribution Plans (the "Distribution Plans") for Class A, B, C and M of the Funds in accordance with Rule 12b-1 under the 1940 Act. The Class A Distribution Plans provide that each Fund shall pay distributions fees, including payments to the Distributor, at annual rates not to exceed 0.25% of the average daily net assets of the Class A Shares of each Fund for distribution services. The Class B and Class C Distribution Plans provide that each Fund shall pay distribution fees, including payments to the Distributor, at an annual rate not to exceed 0.75% of the average annual net assets of the Class B and Class C Shares for distribution services. The Class M Distribution Plans provide that STBF and SIF shall pay distribution fees, including payments to the Distributor, at an annual rate not to exceed 0.35% and 0.50%, respectively, of the average annual net assets of the Class M shares for distribution services.

     The Distributor voluntarily waived fees as outlined in Note 2.E below.

   D. Administration fee -- Pursuant to an Administration Agreement, Chase (the "Administrator") provides certain administration services to the Trust. For these services and facilities, the Administrator receives from each Fund a fee computed at the annual rate equal to 0.10% of the respective Fund's average daily net assets. The Administrator voluntarily waived fees as outlined in Note 2.E. below.

CHASE VISTA FUNDS NOTES TO FINANCIAL STATEMENTS (unaudited)
Continued

   E. Waivers of fees -- For the six months ended April 30, 2000 the Funds' vendors voluntarily waived fees for each of the Funds as follows (in thousands):


                 Fee                 USTI    USGS    BF     STBF    SIF
--------------------------------------------------------------------------------
    Investment Advisory ............ $  58   $  74   $ 87   $  62   $ 60
    Administration .................    --      37     29      37     18
    Shareholder Servicing ..........    43      10     42      46     14
    Distribution ...................    77       3     16       4     15
                                     -----   -----   ----   -----   ----
    Total .......................... $ 178   $ 124   $174   $ 149   $107
                                     =====   =====   ====   =====   ====

   F. Other -- Certain officers of the Trust are officers of Vista Fund Distributors, Inc. or of its parent corporation, BISYS.

   Chase provides portfolio accounting and custody services for the Funds. Compensation for such services is presented in the Statement of Operations as custodian fees. Custodian fees are subject to reduction by credits earned by each Fund, based on cash balances held by Chase as custodian. Such earnings credits are presented separately in the Statement of Operations. The Funds could have invested the cash balances utilized in connection with the earnings credit arrangements in income producing assets if they had not entered into such arrangements.

   The Distributor voluntarily reimbursed expenses of the Funds in the amounts shown on the Statement of Operations.


3. Investment Transactions

For the six months ended April 30, 2000, purchases and sales of investments (excluding short-term investments) were as follows (in thousands):


                                 USTI      USGS      BF         STBF       SIF
--------------------------------------------------------------------------------
   Purchases (excluding
    U.S. Government) .........  $    --   $    --   $19,943    $17,538    $15,527
   Sales (excluding
    U.S. Government) .........       --        --    23,328      5,181      9,330
   Purchases of
    U.S. Government ..........   14,444    27,780    25,786     14,943      5,107
   Sales of
    U.S. Government ..........   26,056    32,568    24,873     30,745      2,805

4. Federal Income Tax Matters

For Federal income tax purposes, the cost and unrealized appreciation (depreciation) in value of the investment securities at April 30, 2000 are as follows (in thousands):


                                        UST  I       USGS        BF          STBF       SIF
----------------------------------------------------------------------------------------------
   Aggregate cost ...................   $ 75,085    $47,285     $ 54,185    $49,176    $24,667
                                        --------    -------     --------    -------    -------
   Gross unrealized
   appreciation .....................   $    174    $   675     $    175    $    --    $   226
   Gross unrealized
   depreciation .....................     (3,170)      (613)      (1,736)      (780)      (800)
                                        --------    -------     --------    -------    -------
   Net unrealized
    appreciation (depreciation)......   $ (2,996)   $    62     $ (1,561)   $  (780)   $  (574)
                                        ========    =======     ========    =======    =======

CHASE VISTA FUNDS NOTES TO FINANCIAL STATEMENTS (unaudited)
Continued

5. Open Forward Foreign Currency Contracts

SIF was party to the following open forward foreign currency contracts at April 30, 2000:


   Contract                  Contract                            Unrealized
     Amount                   Amount               Settlement    Gain/(Loss)
   Purchased      Currency     Sold     Currency     Date           USD
--------------------------------------------------------------------------------
Unrealized Gain
----------------
    992              USD       1,044       EUR     05/18/00     $        41
    277              USD         300       EUR     05/31/00               3
Unrealized Loss
----------------
  1,044              EUR       1,000       USD     05/18/00             (49)
                                                                -----------
                                                                $        (5)
                                                                ===========

EUR   - European Currency Unit
USD   - United States Dollar



6. Retirement Plan

The Funds have adopted an unfunded noncontributory defined benefit pension plan covering all independent trustees of the Funds who will have served as an independent trustee for at least five years at the time of retirement. Benefits under this plan are based on compensation and years of service. Pension expenses for the six months ended April 30, 2000, included in Trustees Fees in the Statement of Operations, and accrued pension liability included in other accrued liabilities in the Statement of Assets and Liabilities, were as follows (in thousands):



                              Accrued
                   Pension    Pension
                   Expenses   Liability
--------------------------------------
    USTI.........  $      1  $       9
    USGS.........         1          6
    BF ..........         1          4
    STBF.........         1          5
    SIF .........        --         --

7. Bank Borrowings

The Funds may borrow money for temporary or emergency purposes. Any borrowings representing more than 5% of a Fund's total assets must be repaid before the Fund may make additional investments. The Funds have entered into an agreement, enabling them to participate with other Chase Vista Funds in an unsecured line of credit with a syndicate of banks, which permits borrowings up to $350 million, collectively. Interest is charged to each Fund based on its borrowings at an annual rate equal to the sum of the Federal Funds Rate plus 0.50%. The Funds also pay a commitment fee of 0.10% per annum on the average daily amount of the available commitment, which is allocated on a pro-rata basis to the Funds. The commitment fee is included in Other expenses on the Statement of Operations. Borrowings are payable on demand.

The Funds had no borrowings outstanding at April 30, 2000, nor at anytime during the six months then ended.

--------------------------------------------------------------------------------
       CHASE VISTA FUNDS FINANCIAL HIGHLIGHTS (unaudited)
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS (unaudited)

                                                                       U.S. Treasury Income Fund (2)
                                               ------------------------------------------------------------------------------
                                                                                  Class A
                                               ------------------------------------------------------------------------------
                                                 11/01/99                              Year Ended
                                                Through     -----------------------------------------------------------------
                                                 04/30/00     10/31/99     10/31/98     10/31/97     10/31/96     10/31/95
                                               ----------   ----------     --------     --------     --------     --------
Per share operating performance
Net asset value, beginning of period .........    $10.67        $11.66      $11.26       $11.13       $11.40       $10.60
                                               ----------   ----------    ---------    ---------    ---------    ---------
 Income from investment operations:
 Net investment income .......................      0.35          0.71        0.75         0.66         0.66         0.70
 Net gain or (losses) in securities
 (both realized and unrealized) ..............     (0.10)        (0.99)       0.40         0.13        (0.27)        0.80
                                               ----------   ----------    ---------    ---------    ---------    ---------
  Total from investment operations ...........      0.25         (0.28)       1.15         0.79         0.39         1.50
                                               ----------   ----------    ---------    ---------    ---------    ---------
 Distributions to shareholders from:
 Dividends from net investment income ........      0.35          0.71        0.75         0.66         0.66         0.70
 Distributions from capital gains ............        --            --          --           --           --           --
                                               ----------   ----------    ---------    ---------    ---------    ---------
  Total dividends and distributions ..........      0.35          0.71        0.75         0.66         0.66         0.70
                                               ----------   ----------    ---------    ---------    ---------    ---------
Net asset value, end of period ...............    $10.57        $10.67      $11.66       $11.26       $11.13       $11.40
                                               ==========   ==========    =========    =========    =========    =========
Total return (1)                                    2.35%        (2.41%)     10.59%        7.35%        3.56%       14.59%
Ratios/supplemental data:
 Net assets, end of period (in millions) .....       $60           $69         $63          $85         $111          $99
Ratios to average net assets#:
 Expenses ....................................      0.76%         0.75%       0.79%        0.90%        0.90%        0.87%
 Net investment income .......................      6.58%         6.40%       6.53%        5.97%        5.89%        6.37%
 Expenses without waivers, reimbursements
 and earnings credits ........................      1.30%         1.32%       1.30%        1.21%        1.29%        1.40%
 Net investment income without waivers,
 reimbursements and earnings credits .........      6.04%         5.83%       6.02%        5.66%        5.50%        5.84%
Portfolio turnover rate ......................        19%           59%         75%         179%         103%         164%
------------------------------------------------------------------------------------------------------------------------------

(1) Total return figures do not include the effect of any front-end or deferred sales load.
(2) Formerly known as the Vista U.S. Government Income Fund.
 #  Short periods have been annualized.

                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA FUNDS FINANCIAL HIGHLIGHTS (unaudited)
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS (unaudited)

                                                                       U.S. Treasury Income Fund (2)
                                               ------------------------------------------------------------------------------
                                                                                  Class B
                                               ------------------------------------------------------------------------------
                                                 11/01/99                              Year Ended
                                                 Through    -----------------------------------------------------------------
                                                 04/30/00     10/31/99     10/31/98     10/31/97     10/31/96     10/31/95
                                               ----------   ----------     --------     --------     --------     --------
Per share operating performance
Net asset value, beginning of period .........    $10.67        $11.66      $11.25       $11.11       $11.37       $10.59
                                               ----------   ----------    ---------    ---------    ---------    ---------
 Income from investment operations:
 Net investment income .......................      0.30          0.61        0.65         0.58         0.57         0.62
 Net gain or (losses) in securities
 (both realized and unrealized) ..............     (0.12)        (0.99)       0.41         0.13        (0.26)        0.80
                                               ----------   ----------    ---------    ---------    ---------    ---------
  Total from investment operations ...........      0.18         (0.38)       1.06         0.71         0.31         1.42
                                               ----------   ----------    ---------    ---------    ---------    ---------
 Distributions to shareholders from:
 Dividends from net investment income ........      0.30          0.61        0.65         0.57         0.57         0.64
 Distributions from capital gains ............        --            --          --           --           --           --
                                               ----------   ----------    ---------    ---------    ---------    ---------
  Total dividends and distributions ..........      0.30          0.61        0.65         0.57         0.57         0.64
                                               ----------   ----------    ---------    ---------    ---------    ---------
Net asset value, end of period ...............    $10.55        $10.67      $11.66       $11.25       $11.11       $11.37
                                               ==========   ==========    =========    =========    =========    =========
Total return (1)                                    1.70%        (3.27%)      9.68%        6.56%        2.82%       13.80%
Ratios/supplemental data:
 Net assets, end of period (in millions) .....       $14           $16         $14          $11          $11          $11
Ratios to average net assets#:
 Expenses ....................................      1.65%         1.64%       1.64%        1.64%        1.64%        1.62%
 Net investment income .......................      5.69%         5.51%       5.69%        5.24%        5.12%        5.53%
 Expenses without waivers, reimbursements
 and earnings credits ........................      1.80%         1.82%       1.79%        1.71%        1.79%        1.89%
 Net investment income without waivers,
 reimbursements and earnings credits .........      5.54%         5.33%       5.54%        5.17%        4.97%        5.26%
Portfolio turnover rate ......................        19%           59%         75%         179%         103%         164%
------------------------------------------------------------------------------------------------------------------------------

(1) Total return figures do not include the effect of any front-end or deferred sales load.
(2) Formerly known as the Vista U.S. Government Income Fund.
 #  Short periods have been annualized.

                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA FUNDS FINANCIAL HIGHLIGHTS (unaudited)
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS (unaudited)

                                                                        U.S. Government Securities Fund
                                                  ----------------------------------------------------------------------------
                                                                                    Class A
                                                  ----------------------------------------------------------------------------
                                                    11/01/99                     Year Ended                      05/06/96*
                                                    Through      ------------------------------------------       Through
                                                    04/30/00       10/31/99       10/31/98       10/31/97        10/31/96
                                                  ----------     ----------       --------       --------        --------
Per share operating performance
Net asset value, beginning of period ..........       $ 9.67         $10.51        $10.06         $ 9.90           $9.62
                                                  ----------     ----------      ---------      ---------      ----------
 Income from investment operations:
 Net investment income ........................         0.29           0.50          0.50           0.58            0.26
 Net gains or losses in securities
 (both realized and unrealized) ...............        (0.10)         (0.71)         0.45           0.15            0.25
                                                  ----------     ----------      ---------      ---------      ----------
  Total from investment operations ............         0.19          (0.21)         0.95           0.73            0.51
                                                  ----------     ----------      ---------      ---------      ----------
 Distributions to shareholders from:
 Dividends from net investment income .........         0.29           0.50          0.50           0.57            0.23
 Distributions from capital gains .............           --           0.13            --             --              --
                                                  ----------     ----------      ---------      ---------      ----------
  Total dividends and distributions ...........         0.29           0.63          0.50           0.57            0.23
                                                  ----------     ----------      ---------      ---------      ----------
Net asset value, end of period ................       $ 9.57         $ 9.67        $10.51         $10.06           $9.90
                                                  ==========     ==========      =========      =========      ==========
Total return (1) ..............................         2.02%        (2.11%)         9.75%          7.61%           5.41%
Ratios/supplemental data:
 Net Assets, end of period (in millions) ......           $3             $3            $3             $2              $3
Ratios to average net assets#:
 Expenses .....................................         0.75%          0.75%         0.80%          1.05%           1.05%
 Net investment income ........................         6.13%          4.91%         4.95%          5.61%           5.30%
 Expenses without waivers, reimbursements
 and earnings credits .........................         1.90%          1.70%         1.70%          1.57%           1.55%
 Net investment income without waivers,
 reimbursements and earnings credits ..........         4.98%          3.96%         4.05%          5.09%           5.00%
Portfolio turnover rate .......................           60%           258%          590%           569%            101%
------------------------------------------------------------------------------------------------------------------------------

 *  Commencement of offering class of shares.
 #  Short periods have been annualized.
(1) Total return figures do not include the effect of any front-end or deferred sales load.

                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA FUNDS FINANCIAL HIGHLIGHTS (unaudited)
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS (unaudited)

                                                   U.S. Government Securities Fund
                                               ---------------------------------------
                                                Class I
                                               ---------------------------------------
                                                  11/01/99         Year Ended
                                                   Through  -------------------------
                                                  04/30/00    10/31/99      10/31/98
                                               -----------  ----------      --------
Per share operating performance
Net asset value, beginning of period .........      $9.65       $10.49       $10.04
                                               -----------  ----------    ----------
 Income from investment operations:
 Net investment income .......................       0.30         0.52         0.53
 Net gains or losses in securities
 (both realized and unrealized) ..............      (0.10)       (0.71)        0.44
                                               -----------  ----------    ----------
  Total from investment operations ...........       0.20        (0.19)        0.97
                                               -----------  ----------    ----------
 Distributions to shareholders from:
 Dividends from net investment income ........       0.30         0.52         0.52
 Distributions from capital gains ............         --         0.13           --
                                               -----------  ----------    ----------
  Total dividends and distributions ..........       0.30         0.65         0.52
                                               -----------  ----------    ----------
Net asset value, end of period ...............      $9.55       $ 9.65       $10.49
                                               ===========  ==========    ==========
Total return .................................       2.12%       (1.93%)       9.94%
Ratios/supplemental data:
 Net Assets, end of period (in millions) .....        $45          $49          $53
Ratios to average net assets#:
 Expenses ....................................       0.55%        0.55%        0.60%
 Net investment income .......................       6.31%        5.15%        5.17%
 Expenses without waivers, reimbursements
 and earnings credits ........................       1.04%        1.00%        0.85%
 Net investment income without waivers,
 reimbursements and earnings credits .........       5.82%        4.70%        4.92%
Portfolio turnover rate ......................         60%         258%         590%

                                                                 12/01/95(1)        Year Ended
                                                                   Through    --------------------------
                                                  10/31/97        10/31/96       11/30/95    11/30/94
                                                  --------      ------------  -----------    --------
Per share operating performance
Net asset value, beginning of period .........     $ 9.89           $10.18        $ 9.23       $10.27
                                                ----------    --------------  -----------   ---------
 Income from investment operations:
 Net investment income .......................       0.59             0.50          0.56         0.50
 Net gains or losses in securities
 (both realized and unrealized) ..............       0.15            (0.30)         0.95        (0.94)
                                                ----------    --------------  -----------   ---------
  Total from investment operations ...........       0.74             0.20          1.51        (0.44)
                                                ----------    --------------  -----------   ---------
 Distributions to shareholders from:
 Dividends from net investment income ........       0.59             0.49          0.56         0.50
 Distributions from capital gains ............         --               --            --         0.10
                                                ----------    --------------  -----------   ---------
  Total dividends and distributions ..........       0.59             0.49          0.56         0.60
                                                ----------    --------------  -----------   ---------
Net asset value, end of period ...............     $10.04           $ 9.89        $10.18       $ 9.23
                                                ==========    ==============  ===========   =========
Total return .................................       7.78%            2.09%        16.82%       (4.41%)
Ratios/supplemental data:
 Net Assets, end of period (in millions) .....        $53              $68           $83          $83
Ratios to average net assets#:
 Expenses ....................................       0.85%            0.85%         0.85%        0.85%
 Net investment income .......................       5.78%            5.55%         5.78%        5.15%
 Expenses without waivers, reimbursements
 and earnings credits ........................       0.91%            1.04%         1.11%        1.04%
 Net investment income without waivers,
 reimbursements and earnings credits .........       5.72%            5.36%         5.52%        4.96%
Portfolio turnover rate ......................        569%             101%          220%         134%
-------------------------------------------------------------------------------------------------------

 #  Short periods have been annualized.
(1) In 1996, the Fund changed its fiscal year end from November 30, to October
    31.

                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA FUNDS FINANCIAL HIGHLIGHTS (unaudited)
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS (unaudited)

                                                                                      Bond Fund
                                                     ----------------------------------------------------------------------------
                                                                                       Class A
                                                     ----------------------------------------------------------------------------
                                                       11/01/99                     Year Ended                      05/06/96*
                                                        Through     ------------------------------------------      Through
                                                       04/30/00       10/31/99       10/31/98       10/31/97        10/31/96
                                                     ----------     ----------       --------       --------        --------
Per share operating performance
Net asset value, beginning of period .............      $10.18          $10.96        $10.82         $10.71          $10.39
                                                     ----------     ----------      ---------      ---------      ----------
 Income from investment operations:
 Net investment income ...........................        0.31            0.55          0.59           0.63            0.29
 Net gains or losses in securities
 (both realized and unrealized) ..................       (0.27)          (0.62)         0.27           0.33            0.31
                                                     ----------     ----------      ---------      ---------      ----------
  Total from investment operations ...............        0.04           (0.07)         0.86           0.96            0.60
                                                     ----------     ----------      ---------      ---------      ----------
 Distributions to shareholders from:
 Dividends from net investment income ............        0.30            0.55          0.58           0.64            0.28
 Distributions from capital gains ................          --            0.16          0.14           0.21              --
                                                     ----------     ----------      ---------      ---------      ----------
  Total dividends and distributions ..............        0.30            0.71          0.72           0.85            0.28
                                                     ----------     ----------      ---------      ---------      ----------
Net asset value, end of period ...................      $ 9.92          $10.18        $10.96         $10.82          $10.71
                                                     ==========     ==========      =========      =========      ==========
Total return (1) .................................        0.40%         (0.66%)         8.22%          9.45%           5.95%
Ratios/supplemental data:
 Net assets, end of period (in millions) .........         $30             $35           $33            $26              $1
Ratios to average net assets#:
 Expenses ........................................        0.75%           0.75%         0.77%          0.92%           0.90%
 Net investment income ...........................        6.09%           5.25%         5.44%          6.11%           5.75%
 Expenses without waivers, reimbursements and
 earnings credits ................................        1.46%           1.42%         1.52%          1.61%           2.39%
 Net investment income waivers, reimbursements
 and earnings credits ............................        5.38%           4.58%         4.69%          5.42%           4.26%
Portfolio turnover rate ..........................          83%            283%          329%           823%            122%
------------------------------------------------------------------------------------------------------------------------------

 *  Commencement of offering class of shares.
 #  Short periods have been annualized.
(1) Total return figures do not include the effect of any front-end or deferred sales load.

                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA FUNDS FINANCIAL HIGHLIGHTS (unaudited)
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS (unaudited)

                                                                                      Bond Fund
                                                     ----------------------------------------------------------------------------
                                                                                       Class B
                                                     ----------------------------------------------------------------------------
                                                       11/01/99                     Year Ended                      05/06/96*
                                                        Through     ------------------------------------------       Through
                                                        4/30/00       10/31/99       10/31/98       10/31/97        10/31/96
                                                     ----------     ----------       --------       --------        --------
Per share operating performance
Net asset value, beginning of period .............      $10.21          $11.00        $10.87         $10.76          $10.39
                                                     ----------     ----------      ---------      ---------      ----------
 Income from investment operations:
 Net investment income ...........................        0.27            0.48          0.50           0.58            0.23
 Net gains or losses in securities
 (both realized and unrealized) ..................       (0.26)          (0.63)         0.27           0.32            0.37
                                                     ----------     ----------      ---------      ---------      ----------
  Total from investment operations ...............        0.01           (0.15)         0.77           0.90            0.60
                                                     ----------     ----------      ---------      ---------      ----------
 Distributions to shareholders from:
 Dividends from net investment income ............        0.26            0.48          0.50           0.58            0.23
 Distributions from capital gains ................          --            0.16          0.14           0.21              --
                                                     ----------     ----------      ---------      ---------      ----------
  Total dividends and distributions ..............        0.26            0.64          0.64           0.79            0.23
                                                     ----------     ----------      ---------      ---------      ----------
Net asset value, end of period ...................      $ 9.96          $10.21        $11.00         $10.87          $10.76
                                                     ==========     ==========      =========      =========      ==========
Total return (1) .................................        0.12%         (1.46%)         7.33%          8.32%           6.12%
Ratios/supplemental data:
 Net assets, end of period (in millions) .........          $4              $4            $4             $1              $1
Ratios to average net assets#:
 Expenses ........................................        1.50%           1.50%         1.55%          1.64%           1.65%
 Net investment income ...........................        5.34%           4.50%         4.63%          5.26%           4.97%
 Expenses without waivers, reimbursements and
 earnings credits ................................        1.96%           1.92%         2.00%          2.07%           2.93%
 Net investment income waivers, reimbursements
 and earnings credits ............................        4.88%           4.08%         4.18%          4.83%           3.69%
Portfolio turnover rate ..........................          83%            283%          329%           823%            122%
------------------------------------------------------------------------------------------------------------------------------

 *  Commencement of offering class of shares.
 #  Short periods have been annualized.
(1) Total return figures do not include the effect of any front-end or deferred sales load.
                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA FUNDS FINANCIAL HIGHLIGHTS (unaudited)
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS (unaudited)

                                                                                 Bond Fund
                                               ------------------------------------------------------------------------------
                                                                                  Class I
                                               ------------------------------------------------------------------------------
                                                 11/01/99                              Year Ended
                                                  Through   -----------------------------------------------------------------
                                                 04/30/00     10/31/99     10/31/98     10/31/97     10/31/96     10/31/95
                                               ----------   ----------     --------     --------     --------     --------
Per share operating performance
Net asset value, beginning of period .........    $10.16        $10.94      $10.82       $10.71       $10.91       $10.08
                                               ----------   ----------    ---------    ---------    ---------    ---------
 Income from investment operations:
 Net investment income .......................      0.32          0.58        0.62         0.68         0.67         0.69
 Net gains or losses in securities
 (both realized and unrealized) ..............     (0.26)        (0.62)       0.26         0.32        (0.15)        0.85
                                               ----------   ----------    ---------    ---------    ---------    ---------
   Total from investment operations ..........      0.06         (0.04)       0.88         1.00         0.52         1.54
                                               ----------   ----------    ---------    ---------    ---------    ---------
 Less distributions:
 Dividends from net investment income ........      0.31          0.58        0.62         0.68         0.66         0.69
 Distributions from capital gains ............        --          0.16        0.14         0.21         0.06         0.02
                                               ----------   ----------    ---------    ---------    ---------    ---------
   Total dividends and distributions .........      0.31          0.74        0.76         0.89         0.72         0.71
                                               ----------   ----------    ---------    ---------    ---------    ---------
Net asset value, end of period ...............     $9.91        $10.16      $10.94       $10.82       $10.71       $10.91
                                               ==========   ==========    =========    =========    =========    =========
Total return .................................      0.62%       (0.42%)       8.42%        9.93%        4.90%       15.83%
Ratios/supplemental data:
 Net assets, end of period (in millions) .....       $19           $23         $21          $18          $18          $57
Ratios to average net assets#:
 Expenses ....................................      0.50%         0.50%       0.50%        0.50%        0.36%        0.31%
 Net investment income .......................      6.34%         5.50%       5.72%        6.42%        6.23%        6.56%
 Expenses without waivers, reimbursements
 and earnings credits .................. .....      1.13%         1.14%       1.20%        1.17%        0.87%        0.87%
 Net investment income without waivers,
 reimbursements and earnings credits .........      5.71%         4.86%       5.02%        5.75%        5.72%        6.00%
Portfolio turnover rate ......................        83%          283%        329%         823%         122%          30%
------------------------------------------------------------------------------------------------------------------------------

 # Short periods have been annualized.

                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA FUNDS FINANCIAL HIGHLIGHTS (unaudited)
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS (unaudited)

                                                        Short-Term Bond Fund
                                               ---------------------------------------
                                                             Class A
                                               --------------------------------------
                                                  11/01/99         Year Ended
                                                  Through   -------------------------
                                                  04/30/00     10/31/99     10/31/98
                                               -----------  -----------     --------
Per share operating performance
Net asset value, beginning of period .........      $9.94       $10.14       $10.10
                                               -----------  -----------   ----------
 Income from investment operations:
 Net investment income .......................       0.27         0.46         0.53
 Net gains or losses in securities
 (both realized and unrealized) ..............      (0.17)       (0.20)        0.02
                                               -----------  -----------   ----------
  Total from investment operations ...........       0.10         0.26         0.55
                                               -----------  -----------   ----------
 Less distributions:
 Dividends from net investment income ........       0.26         0.46         0.51
 Distributions from capital gains ............         --           --           --
                                               -----------  -----------   ----------
  Total dividends and distributions ..........       0.26         0.46         0.51
                                               -----------  -----------   ----------
Net asset value, end of period ...............      $9.78       $ 9.94       $10.14
                                               ===========  ===========   ==========
Total return (1) .............................       1.05%        2.64%        5.58%
Ratios/supplemental data:
 Net assets, end of period (in millions) .....        $20          $22          $19
Ratios to average net assets#:
 Expenses ....................................       0.75%        0.75%        0.76%
 Net investment income .......................       5.42%        4.58%        5.28%
 Expenses without waivers, reimbursements
 and earnings credits ........................       1.38%        1.37%        1.44%
 Net investment income without waivers,
 reimbursements and earnings credits .........       4.79%        3.96%        4.60%
Portfolio turnover rate ......................         81%         302%         439%

                                                                     Short-Term Bond Fund
                                                 ---------------------------------------------------
                                                         Class A                           Class M
                                                 ------------------------  -------------------------
                                                                05/06/96*    11/01/99      07/01/99*
                                                                 Through      Through       Through
                                                  10/31/97      10/31/96     04/30/00      10/31/99
                                                  --------     ---------   ----------     ---------
Per share operating performance
Net asset value, beginning of period .........     $10.10        $10.03        $9.94         $9.98
                                                ----------   -----------   ----------   -----------
 Income from investment operations:
 Net investment income .......................       0.58          0.26         0.26          0.16
 Net gains or losses in securities
 (both realized and unrealized) ..............         --          0.07        (0.17)        (0.04)
                                                ----------   -----------   ----------   -----------
  Total from investment operations ...........       0.58          0.33         0.09          0.12
                                                ----------   -----------   ----------   -----------
 Less distributions:
 Dividends from net investment income ........       0.58          0.26         0.25          0.16
 Distributions from capital gains ............         --            --           --            --
                                                ----------   -----------   ----------   -----------
  Total dividends and distributions ..........       0.58          0.26         0.25          0.16
                                                ----------   -----------   ----------   -----------
Net asset value, end of period ...............     $10.10        $10.10        $9.78          $9.94
                                                ==========   ===========   ==========   ===========
Total return (1) .............................       5.91%         3.41%        0.93%         1.26%
Ratios/supplemental data:
 Net assets, end of period (in millions) .....        $10           $10           $4            $3
Ratios to average net assets#:
 Expenses ....................................       0.75%         0.75%        1.00%         0.97%
 Net investment income .......................       5.76%         5.28%        5.20%         4.72%
 Expenses without waivers, reimbursements
 and earnings credits ........................       1.31%         1.45%        1.85%         1.41%
 Net investment income without waivers,
 reimbursements and earnings credits .........       5.20%         4.58%        4.35%         4.28%
Portfolio turnover rate ......................        471%          158%          81%          302%
----------------------------------------------------------------------------------------------------

 *  Commencement of offering class of shares.
 #  Short periods have been annualized.
(1) Total return figures do not include the effect of any front-end or deferred sales load.
                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA FUNDS FINANCIAL HIGHLIGHTS (unaudited)
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS (unaudited)

                                                                            Short-Term Bond Fund
                                               ------------------------------------------------------------------------------
                                                                                  Class I
                                               ------------------------------------------------------------------------------
                                                 11/01/99                              Year Ended
                                                 Through    -----------------------------------------------------------------
                                                 04/30/00     10/31/99     10/31/98     10/31/97     10/31/96     10/31/95
                                               ----------   ----------     --------     --------     --------     --------
Per share operating performance
Net asset value, beginning of period .........     $9.95       $10.15       $10.11       $10.12       $10.08       $ 9.91
                                               ----------   ----------    ---------    ---------    ---------    ---------
 Income from investment operations:
 Net investment income .......................      0.29         0.49         0.57         0.62         0.56         0.54
 Net gains or losses in securities
 (both realized and unrealized) ..............     (0.17)       (0.20)        0.02        (0.01)        0.04         0.17
                                               ----------   ----------    ---------    ---------    ---------    ---------
  Total from investment operations ...........      0.12         0.29         0.59         0.61         0.60         0.71
                                               ----------   ----------    ---------    ---------    ---------    ---------
 Less distributions:
 Dividends from net investment income ........      0.28         0.49         0.55         0.62         0.56         0.54
 Distributions from capital gains ............        --           --           --           --           --           --
                                               ----------   ----------    ---------    ---------    ---------    ---------
  Total dividends and distributions ..........      0.28         0.49         0.55         0.62         0.56         0.54
                                               ----------   ----------    ---------    ---------    ---------    ---------
Net asset value, end of period ...............     $9.79       $ 9.95       $10.15       $10.11       $10.12       $10.08
                                               ==========   ==========    =========    =========    =========    =========
Total return .................................      1.21%        2.97%        6.03%        6.23%        6.10%        7.37%
Ratios/supplemental data:
 Net assets, end of period (in millions) .....       $25          $28          $31          $38          $43          $36
Ratios to average net assets#:
 Expenses ....................................      0.42%        0.42%        0.42%        0.42%        0.35%        0.32%
 Net investment income .......................      5.75%        4.89%        5.68%        6.08%        5.59%        5.41%
 Expenses without waivers, reimbursements
 and earnings credits ........................      1.03%        1.02%        1.04%        0.93%        0.89%        0.90%
 Net investment income without waivers,
 reimbursements and earnings credits .........      5.14%        4.29%        5.06%        5.57%        5.05%        4.83%
Portfolio turnover rate ......................        81%         302%         439%         471%         158%          62%
------------------------------------------------------------------------------------------------------------------------------

 # Short periods have been annualized.

                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA FUNDS FINANCIAL HIGHLIGHTS (unaudited)
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS (unaudited)

                                                                             Strategic Income Fund
                                               ---------------------------------------------------------------------------------
                                                Class A                    Class B                             Class C
                                               -------------------------- -------------------------- ---------------------------
                                                 11/01/99      11/30/98*    11/01/99      11/30/98*    11/01/99      11/30/98*
                                                 Through        Through     Through        Through     Through        Through
                                                 04/30/00      10/31/99     04/30/00      10/31/99     04/30/00      10/31/99
                                               ----------      --------   ----------      --------   ----------      --------
Per share operating performance
Net asset value, beginning of period .........     $9.59        $10.00        $9.59        $10.00        $9.59        $10.00
                                               ----------    ----------   ----------    ----------   ----------    ----------
 Income from investment operations:
 Net investment income .......................      0.39          0.72         0.38          0.71         0.38          0.71
 Net gains or losses in securities
 (both realized and unrealized) ..............     (0.18)        (0.41)       (0.18)        (0.41)       (0.18)        (0.41)
                                               ----------    ----------   ----------    ----------   ----------    ----------
  Total from investment operations ...........      0.21          0.31         0.20          0.30         0.20          0.30
                                               ----------    ----------   ----------    ----------   ----------    ----------
 Distributions to shareholders from:
 Dividends from net investment income ........      0.39          0.72         0.38          0.71         0.38          0.71
 Distributions from capital gains ............        --            --           --            --           --            --
                                               ----------    ----------   ----------    ----------   ----------    ----------
  Total dividends and distributions ..........      0.39          0.72         0.38          0.71         0.38          0.71
                                               ----------    ----------   ----------    ----------   ----------    ----------
Net asset value, end of period ...............     $9.41        $ 9.59        $9.41        $ 9.59        $9.41        $ 9.59
                                               ==========    ==========   ==========    ==========   ==========    ==========
Total return (1) .............................      2.22%         3.23%        2.06%         3.13%        2.05%         3.12%
 Net assets, end of period (in millions) .....        $2            $3           $6            $5           $3            $4
Ratios to average net assets#:
 Expenses ....................................      0.82%         0.15%        1.21%         0.17%        1.18%         0.17%
 Net investment income .......................      8.31%         8.38%        7.92%         8.40%        7.95%         8.40%
 Expenses without waivers, reimbursements
 and earnings credits ........................      2.23%         3.59%        2.73%         3.98%        2.74%         3.98%
 Net investment income without waivers,
 reimbursements and earnings credits .........      6.90%         4.94%        6.40%         4.59%        6.39%         4.59%
Portfolio turnover rate ......................        60%          136%          60%          136%          60%          136%
------------------------------------------------------------------------------------------------------------------------------

 *  Commencement of operations.
 #  Short periods have been annualized.
(1) Total return figures do not include the effect of any front-end or deferred sales load.
                       See notes to financial statements.

--------------------------------------------------------------------------------
       CHASE VISTA FUNDS FINANCIAL HIGHLIGHTS (unaudited)
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS (unaudited)

                                                                                     Strategic Income Fund
                                                                                  -----------------------------
                                                                                            Class M
                                                                                  -----------------------------
                                                                                    11/01/99         10/28/99**
                                                                                    Through          Through
                                                                                    04/30/00         10/31/99
                                                                                  -----------      ----------
Per share operating performance
Net asset value, beginning of period ............................................     $ 9.59          $ 9.64
                                                                                  -----------     -----------
 Income from investment operations:
 Net investment income ..........................................................       0.37            0.07
 Net gains or losses in securities (both realized and unrealized) ...............      (0.18)          (0.05)
                                                                                  -----------     -----------
  Total from investment operations ..............................................       0.19            0.02
                                                                                  -----------     -----------
 Distributions to shareholders from:
 Dividends from net investment income ...........................................       0.37            0.07
 Distributions from capital gains ...............................................         --              --
                                                                                  -----------     -----------
  Total dividends and distributions .............................................       0.37            0.07
                                                                                  -----------     -----------
Net asset value, end of period ..................................................     $ 9.41          $ 9.59
                                                                                  ===========     ===========
Total return (1) ................................................................       1.96%           0.16%
 Net assets, end of period (in millions) ........................................        $13             $12
Ratios to average net assets#:
 Expenses .......................................................................       1.43%           0.17%
 Net investment income ..........................................................       7.70%           4.56%
 Expenses without waivers, reimbursements and earnings credits ..................       2.32%           3.73%
 Net investment income without waivers, reimbursements and earnings credits .....       6.82%           1.00%
Portfolio turnover rate .........................................................         60%            136%
---------------------------------------------------------------------------------------------------------------

                                                                                               Class I
                                                                                    ----------------------------
                                                                                        11/01/99      11/30/98*
                                                                                         Through       Through
                                                                                       11/05/99~      10/31/99
                                                                                    ------------     ---------
Per share operating performance
Net asset value, beginning of period ............................................         $9.59         $10.00
                                                                                    ------------   -----------
 Income from investment operations:
 Net investment income ..........................................................          0.01           0.72
 Net gains or losses in securities (both realized and unrealized) ...............          0.04          (0.41)
                                                                                    ------------   -----------
  Total from investment operations ..............................................          0.05           0.31
                                                                                    ------------   -----------
 Distributions to shareholders from:
 Dividends from net investment income ...........................................            --           0.72
 Distributions from capital gains ...............................................            --             --
                                                                                    ------------   -----------
  Total dividends and distributions .............................................            --           0.72
                                                                                    ------------   -----------
Net asset value, end of period ..................................................         $9.64         $ 9.59
                                                                                    ============   ===========
Total return (1) ................................................................          0.52%          3.29%
 Net assets, end of period (in millions) ........................................           $--             $1
Ratios to average net assets#:
 Expenses .......................................................................          0.40%          0.24%
 Net investment income ..........................................................          4.77%          8.07%
 Expenses without waivers, reimbursements and earnings credits ..................          1.54%          3.87%
 Net investment income without waivers, reimbursements and earnings credits .....          3.63%          4.44%
Portfolio turnover rate .........................................................            60%           136%
-----------------------------------------------------------------------------------------------------------------

 *  Commencement of operations.
 ** Commencement of offering of class of shares.
 #  Short periods have been annualized.
 ~ All outstanding shares were redeemed effective November 5, 1999. The Fund continues to offer Class I shares for sale.
(1) Total return figures do not include the effect of any front-end or deferred sales load.
                       See notes to financial statements.

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--------------------------------------------------------------------------------

CHASE VISTA FIXED INCOME FUNDS SEMI-ANNUAL REPORT

--------------------------------------------------------------------------------

INVESTMENT ADVISER, ADMINISTRATOR, SHAREHOLDER AND FUND SERVICING AGENT AND CUSTODIAN
The Chase Manhattan Bank

DISTRIBUTOR
Vista Fund Distributors, Inc.

TRANSFER AGENT
DST Systems, Inc.

LEGAL COUNSEL
Simpson Thacher & Bartlett

INDEPENDENT ACCOUNTANTS
PricewaterhouseCoopers LLP

Chase Vista Funds are distributed by Vista Fund Distributors, Inc., which is unaffiliated with The Chase Manhattan Bank. Chase and its respective affiliates receive compensation from Chase Vista Funds for providing investment advisory and other services.

This report is submitted for the general information of the shareholders of the funds. It is not authorized for distribution to prospective investors in the funds unless preceded or accompanied by a prospectus.

The financial information in this report has been taken from the books and records of the funds without examination by independent accountants, who express no opinion thereto.

To obtain a prospectus for any of the Chase Vista Funds, call 1-800-34-VISTA. The prospectus contains more complete information, including charges and expenses. Please read it carefully before you invest or send money.


(C) The Chase Manhattan Corporation, 2000. All Rights Reserved.        June 2000


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